Exhibit 99.(g)(1)

CUSTODIAN AGREEMENT

This Agreement between AMERICAN SELECT FUNDS, a business trust organized and existing under the laws of Massachusetts with its principal place of business  at  4333  Amon Carter Boulevard, Fort Worth, Texas 76155 (the "Trust"), and STATE STREET BANK and TRUST COMPANY, a Massachusetts trust company with its principal place of business at 225 Franklin Street, Boston, Massachusetts 02110 (the "Custodian"),

WITNESSETH:

WHEREAS, the Trust intends to offer shares in the series set forth on Schedule D hereto (such series, together with all other series subsequently established by the Trust and made subject to this Agreement in accordance with Section 20 and as of the effective date set forth on Schedule D, shall be referred to herein as the"Portfolio(s)"); and

WHEREAS, each Portfolio intends to invest all of its investable assets in the portfolio of AMR lNVESTMENT SERVICES TRUST, an open-end, diversified management investment company, with which it shares its investment objectives,

Now THEREFORE, in consideration of the mutual covenants and agreements hereinafter contained, the parties hereto agree as follows:

SECTION 1.	EMPLOYMENT OF CUSTODIAN AND PROPERTY TO BE HELD BY IT

The Trust hereby employs the Custodian as the custodian of the assets of the Portfolios of the Trust, including securities which the Trust, on behalf of the applicable Portfolio desires to be held in places within the United States ("domestic securities") and securities it desires to be held outside the United States ("foreign securities") pursuant to the provisions of the Trust's Declaration of Trust. The Trust on behalf of the Portfolio(s) agrees to deliver to the Custodian all securities and cash of the Portfolios, and all payments of income, payments of principal or capital distributions received by it with respect to all securities owned by the Portfolio(s) from time to time, and the cash consideration received by it for such new or treasury shares of each class of beneficial interest of the Trust representing interests in the Portfolios ("Shares") as may be issued or sold from time to time. The Custodian shall not be responsible for any property of a Portfolio held or received by the Portfolio and not delivered to the Custodian.

Upon receipt of "Proper Instructions" (as such term is defined in Section 6 hereof), the Custodian shall on behalf of the applicable Portfolio(s) from time to time employ one or more sub-custodians, located in the United States but only in accordance with an applicable vote by the Board of Trustees of the Trust (the "Board of Trustees") on behalf of the applicable Portfolio(s), and provided that the Custodian shall have no more or less responsibility or liability to the Trust on account of any actions or omissions of any sub-custodian so employed than any such sub-custodian has to the Custodian. The Custodian may employ as sub-custodian for the Trust's foreign securities on behalf of the applicable Portfolio(s) the foreign banking institutions and foreign securities depositories designated in Schedules A and B hereto but only in accordance with the applicable provisions of Sections 3 and 4.

SECTION 2.	DUTIES OF THE CUSTODIAN WITH RESPECT TO PROPERTY OF THE TRUST HELD BY THE CUSTODIAN IN THE UNITED STATES

SECTION 2.1     HOLDING SECURITIES. The Custodian shall hold and physically segregate for the account of each Portfolio all non-cash property, to be held by it in the United States including all domestic securities owned by  such Portfolio,  other  than  (a)  securities  which  are  maintained  pursuant to Section 2.9 in a clearing agency which acts as a securities depository or in a book-entry system authorized by the U.S. Department of the Treasury (each, a "U.S. Securities  System")  and  (b) commercial paper of an issuer for which  State Street Bank  and Trust  Company  acts as issuing  and paying agent ("Direct Paper") which is deposited and/or maintained in the Direct Paper System of the Custodian (the "Direct Paper System") pursuant to Section 2.10.

SECTION 2.2     DELIVERY OF SECURITIES. The Custodian shall release and deliver domestic securities owned by a Portfolio held by the Custodian or in a U.S. Securities System account of the Custodian or in the Custodian's Direct Paper book entry system account ("Direct Paper System Account') only upon receipt of Proper Instructions from the Trust on behalf of the applicable Portfolio, which may be continuing instructions when deemed appropriate by the parties, and only in the following cases:

1)	Upon sale of such securities for the account of the Portfolio and receipt of payment therefor;

2)	Upon the receipt of payment in connection with any repurchase agreement related to such securities entered into by the Portfolio;

3)	In the case of a sale effected through a U.S. Securities System, in accordance with the provisions of Section 2.9 hereof;

4)	To the depository agent in connection with tender or other similar offers for securities of the Portfolio;

5)
To the issuer thereof or its agent when such securities are called, redeemed, retired or otherwise become payable; provided that, in any such case, the cash or other consideration is to be delivered to the Custodian;

6)
To the issuer thereof, or its agent, for transfer into the name of the Portfolio or into the name of any nominee or nominees of the Custodian  or into the name or nominee name of any agent appointed pursuant to Section 2.8 or into the name or nominee name of any sub-custodian appointed pursuant to Section 1; or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units: provided that, in any such case, the new securities are to be delivered to the Custodian;

7)
Upon the sale of such securities for the account of the Portfolio, to the broker or its clearing agent, against a receipt, for examination in accordance with "street delivery" custom; provided that in any such case, the Custodian shall have no responsibility or liability for any loss arising from the delivery of such securities prior to receiving payment for such securities except as may arise from the Custodian's own negligence or willful misconduct;

8)
For exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the securities of the issuer of such securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement; provided that, in any such case, the new securities and cash, if any, are to be delivered to the Custodian;

9)
In the case of warrants, rights or similar securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities; provided that, in any such case, the new securities and cash, if any, are to be delivered to the Custodian;

10)
For delivery in connection with any loans of securities made by the Portfolio, but only against receipt of adequate collateral as agreed upon from time to time by the Custodian and the Trust on behalf of the Portfolio, which may be in the form of cash or obligations issued by the United States government, its agencies or instrumentalities, except that in connection with any loans for which collateral is to be credited to the Custodian's account in the book-entry system authorized by the U.S. Department of the Treasury, the Custodian will not be held liable or responsible for the delivery of securities owned by the Portfolio prior to the receipt of such collateral;

11)
For delivery as security in connection with any borrowing by the Trust on behalf of the Portfolio requiring a pledge of assets by the Trust on behalf of the Portfolio, but only against receipt of amounts borrowed;

12)
For delivery in accordance with the provisions of any agreement among the Trust on behalf of the Portfolio, the Custodian and a broker-dealer registered under the Securities Exchange Act of 1934 (the "Exchange Act”) and a member of The National Association of Securities Dealers, Inc. ("NASD"), relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange, or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Portfolio of the Trust;

13)
For delivery in accordance with the provisions of any agreement among the Trust on behalf of the Portfolio, the Custodian, and a Futures Commission Merchant registered under the Commodity Exchange Act, relating to compliance with the rules of the Commodity Futures Trading Commission and/or any Contract Market, or any similar organization or organizations, regarding account deposits in connection with transactions by the Portfolio of the Trust;

14)
Upon receipt of instructions from the transfer agent for the Trust (the "Transfer Agent”) for delivery to such Transfer Agent or to the holders of Shares in connection with distributions in kind, as may be described from time to time in the currently effective prospectus and statement of additional information of the Trust related to the Portfolio (the "Prospectus"), in satisfaction of requests by holders of Shares for repurchase or redemption; and

15)
For any other proper trust purpose, but only upon receipt of written Proper Instructions specifying the securities of the Portfolio to be delivered, setting forth the purpose for which such delivery is to be made, declaring such purpose to be a proper trust purpose, and naming the person or persons to whom delivery of such securities shall be made.

SECTION 2.3     REGISTRATION OF SECURITIES.  Domestic securities held by the Custodian (other than bearer securities) shall be registered in the name of the Portfolio or in the name of any nominee of the Trust on behalf of the Portfolio or of any nominee of the Custodian which nominee shall be assigned exclusively to the Portfolio, unless the Trust has authorized in writing the appointment of a nominee to be used in common with other registered investment companies having the same investment adviser as the Portfolio, or in the name or nominee name of any agent appointed pursuant to Section 2.8 or in the name or nominee name of any sub-custodian appointed pursuant to Section 1. All securities accepted by the Custodian on behalf of the Portfolio under the terms of this Agreement shall be in "street name" or other good delivery form. If, however, the Trust directs the Custodian to maintain securities in "street name", the Custodian shall utilize its best efforts only to timely collect income due the Trust on such securities and to notify the Trust on a best efforts basis only of relevant corporate actions including, ,without limitation, pendency of calls, maturities, tender or exchange offers.

SECTION 2.4     BANK ACCOlJNTS. The Custodian shall open and maintain a separate bank account or accounts in the United States in the name of each Portfolio of the Trust, subject only to draft or order by the Custodian acting pursuant to the terms of this Agreement, and shall hold in such account or accounts, subject to the provisions hereof, all cash received by it from or for the account of the Portfolio, other than cash maintained by the Portfolio in a bank account established and used in accordance with Rule 17f-3 under the Investment Company Act of 1940, as amended (the "1940 Act"). Trusts held by the Custodian for a Portfolio may be deposited by it to its credit as Custodian in the Banking Department of the Custodian or in such other banks or trust companies as it may in its discretion deem necessary or desirable: provided, however, that every such bank or trust company shall be qualified to act as a custodian under the 1940 Act and that each such bank or trust company and the funds to be deposited with each such bank or trust company shall on behalf of each applicable Portfolio be approved by vote of a majority of the Board of Trustees. Such funds shall be deposited by the Custodian in its capacity as Custodian and shall be withdrawable by the Custodian only in that capacity.

SECTION 2.5     AVAILABILITY OF FEDERAL FUNDS. Upon mutual agreement between the Trust, on behalf of each applicable Portfolio,  and  the Custodian,  the Custodian shall, upon  the receipt of Proper Instructions from the Trust, make federal funds available to such Portfolio  as of specified times agreed upon from time to time  by the Trust  and the Custodian in the amount of checks received in payment for Shares of such Portfolio which are deposited into the Portfolio's account.

SECTION 2.6     COLLECTION OF INCOME. Subject to the provisions of Section 2.3, the Custodian shall collect on a timely basis all income and other payments with respect to registered domestic securities held hereunder to which each Portfolio shall be entitled either by law or pursuant  to custom in the securities business, and shall collect on a timely basis all income and other payments with respect to bearer domestic securities if, on the date of payment by the issuer, such securities are held  by the Custodian or  its agent thereof and shall credit such income, as collected, to such Portfolio's custodian account. Without limiting the generality of the foregoing, the Custodian shall detach and present for payment all coupons and other income items requiring  presentation as and when they become due and shall collect interest when due on securities held hereunder. Income due each Portfolio on securities loaned pursuant to the provisions of Section 2.2 (10) shall be the responsibility of the Trust. The Custodian will have no duty or responsibility in connection therewith, other than to provide the Trust with such information or data as may be necessary to assist the Trust in arranging for the timely delivery to the Custodian of the income to which the Portfolio is properly entitled.

SECTION 2. 7    PAYMENT OF TRUST MONIES. Upon receipt of Proper Instructions from the Trust on behalf of the applicable Portfolio, which may be continuing instructions when deemed appropriate by the parties, the Custodian shall pay out monies of a Portfolio in the following cases only:

1)
Upon the purchase of domestic securities, options, futures contracts or options on futures contracts for the account of the Portfolio but only (a) against the delivery of such securities or evidence of title to such options, futures contracts or options on futures contracts to the Custodian (or any bank, banking firm or trust company doing business in the United States or abroad which is qualified under the 1940 Act to act as a custodian and has been designated by the Custodian as its agent for this purpose) registered in the name of the Portfolio or in the name of a nominee of the Custodian referred to in Section 2.3 hereof or in proper form for transfer; (b) in the case of a purchase effected through a U.S. Securities System, in accordance with the conditions set forth in Section 2.9 hereof; (c) in the case of a purchase involving the Direct Paper System, in accordance with the conditions set forth in Section 2.10; (d) in the case of repurchase agreements entered into between the Trust on behalf of the Portfolio and the Custodian, or another bank, or a broker-dealer which is a member of NASD, (i) against delivery of the securities either in certificate form or through an entry crediting the Custodian's account at the Federal Reserve Bank with such securities or  (ii) against delivery of the receipt evidencing purchase by the Portfolio of securities owned by the Custodian along with written evidence of the agreement by the Custodian to repurchase such securities from the Portfolio or (e) for transfer to a time deposit account of the Trust in any bank, whether domestic or foreign; such transfer may be effected prior to receipt of a confirmation from a broker and/or the applicable bank pursuant to Proper Instructions from the Trust as defined herein;

2)	In connection with conversion, exchange or surrender of securities owned by the Portfolio as set forth in Section 2.2 hereof;

3)	For the redemption or repurchase of Shares issued as set forth in Section 5 hereof;

4)
For the payment of any expense or liability incurred by the Portfolio, including but not limited to the following payments for the account of the Portfolio: interest, taxes, management, accounting, transfer agent and legal fees, and operating expenses of the Trust whether or not such expenses are to be in whole or part capitalized or treated as deferred expenses;

5)	For the payment of any dividends on Shares declared pursuant to the governing documents of the Trust;

6)	For payment of the amount of dividends received in respect of securities sold short;

7)
For any other proper trust purpose, but only upon receipt of written Proper Instructions specifying the amount of such payment, setting forth the purpose for which such payment is to be made, declaring such purpose to be a proper trust purpose, and naming the person or persons to whom such payment is to be made.

SECTION 2.8     APPOINTMENT OF AGENTS. The Custodian may at any time or times in its discretion appoint (and may at any time remove) any other bank or trust  company which is itself qualified under the 1940 Act to act as a custodian, as its agent to carry out such of the provisions  of this Section 2 as the Custodian may from time to time direct; provided, however, that the appointment of any agent shall not relieve the Custodian of its responsibilities or liabilities hereunder.

SECTION 2.9     DEPOSIT OF TRUST ASSETS IN U.S. SECURITIES SYSTEMS. The Custodian may deposit and/or maintain securities owned by a Portfolio in a clearing agency registered with the United States Securities and Exchange Commission (the "SEC") under Section 17A of the Exchange Act, which acts as a securities depository, or in the book-entry system authorized by the U.S. Department of the Treasury and certain federal agencies, collectively referred to herein as "U.S. Securities System" in accordance with applicable Federal Reserve Board and SEC rules and regulations, if any, and subject to the following provisions:

1)
The Custodian may keep securities of the Portfolio in a U.S. Securities System provided that such securities are represented in an account of the Custodian in the U.S. Securities System (the"U.S. Securities System Account") which account shall not include any assets of the Custodian other than assets held as a fiduciary, custodian or otherwise for customers;

2)	The records of the Custodian with respect to securities of the Portfolio which are maintained in a U.S. Securities System shall identify by book-entry those securities belonging to the Portfolio;

3)
The Custodian shall pay for securities purchased for the account of the Portfolio upon (i) receipt of advice from the U.S. Securities System that such securities have been transferred to the U.S. Securities System Account, and (ii) the making of an entry on the records of the Custodian to reflect such payment and transfer for the account of the Portfolio. The Custodian shall transfer securities sold for the account of the Portfolio upon (i) receipt of advice from the U.S. Securities System that payment for such securities has been transferred to the U.S. Securities System Account, and (ii) the making of an entry on the records of the Custodian  to reflect such transfer and payment for the account of the Portfolio.  Copies of all advices from the U.S. Securities System of transfers of securities for the account of the Portfolio shall  identify the Portfolio, be maintained for the Portfolio by the Custodian and be  provided  to the Trust at its request.  Upon request, the Custodian  shall furnish the Trust on behalf of the Portfolio confirmation of each transfer to or from the account of the Portfolio in the form of a written advice or notice and shall furnish to the Trust on behalf of the Portfolio copies of daily transaction sheets reflecting each day's transactions in the U.S. Securities System for the account of the Portfolio;

4)
The Custodian shall provide the Trust for the Portfolio with any report obtained by the Custodian on the U.S. Securities System's accounting system, internal accounting control and procedures for safeguarding securities deposited in the U.S. Securities System;

5)	The Custodian shall have received from the Trust on behalf of the Portfolio the initial or annual certificate, as the case may be, required by Section 15 hereof;

6)
Anything to the contrary in this Agreement notwithstanding, the Custodian shall be liable to the Trust for the benefit of the Portfolio for any loss or damage to the Portfolio  resulting from use of the U.S. Securities System by reason of any negligence, misfeasance or misconduct of the Custodian or any of its agents or of any of its or their employees or from failure of the Custodian or any such agent to enforce effectively such rights as it may have against the U.S. Securities System; at the election of the Trust, it shall be entitled to be subrogated to the rights of the Custodian with respect to any claim against the U.S. Securities System or any other person  which the Custodian may have as a consequence of any such loss or damage if and to the extent that the Portfolio has not been made whole for any such loss or damage; the Custodian agrees to provide reasonable cooperation in connection with such subrogation.

SECTION 2.10   TRUST ASSETS HELD IN THE CUSTODIAN'S DIRECT PAPER SYSTEM. The Custodian may deposit and/or maintain securities owned by a Portfolio in the Direct Paper System of the Custodian subject to the following provisions:

1)	No transaction relating to securities in the Direct Paper System will be effected in the absence of Proper Instructions from the Trust on behalf of the Portfolio;

2)
The Custodian may keep securities of the Portfolio in the Direct Paper System only if such securities are represented in the Direct Paper System Account, which account shall not include any assets of the Custodian other than assets held as a fiduciary, custodian or otherwise for customers;

3)	The records of the Custodian with respect to securities of the Portfolio which are maintained in the Direct Paper System shall identify by book-entry those securities belonging to the Portfolio;

4)
The Custodian shall pay for securities purchased for the account of the Portfolio upon the making of an entry on the records of the Custodian to reflect such payment and transfer of securities to the account of the Portfolio. The Custodian shall transfer securities sold for the account of the Portfolio upon the making of an entry on the records of the Custodian to reflect such transfer and receipt of payment for the account of the Portfolio;

5)
The Custodian shall furnish the Trust on behalf of the Portfolio confirmation of each transfer to or from the account of the Portfolio, in the form of a written advice or notice, of Direct Paper on the next business day following such transfer and shall furnish to the Trust on behalf of the Portfolio copies of daily transaction sheets reflecting each day's transaction in the Direct Paper System for the account of the Portfolio;

6)	The Custodian shall provide the Trust on behalf of the Portfolio with any report on its system of internal accounting control as the Trust may reasonably request from time to time.

SECTION 2.11   SEGREGATED ACCOUNT The Custodian shall upon receipt of Proper Instructions from the Trust on behalf of each applicable Portfolio establish and maintain a segregated account or accounts for and on behalf of each such Portfolio, into which account or accounts may be transferred cash and/or securities, including securities maintained in an account by the Custodian pursuant to Section 2.9 hereof, (i) in accordance with the provisions of any agreement  among the Trust on behalf of the Portfolio, the Custodian and a broker-dealer registered under the Exchange Act and a member of the NASD (or any futures commission merchant registered under the Commodity Exchange Act), relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange (or the Commodity Futures Trading Commission or any registered contract market), or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Portfolio, (ii) for purposes of segregating cash or government securities in connection with options purchased, sold or written by the Portfolio or commodity futures contracts or options thereon purchased or sold by the Portfolio, (iii) for the purposes of compliance by the Portfolio with the procedures required by Investment Company Act Release No. 10666, or any subsequent release or releases of the SEC relating to the maintenance of segregated accounts by registered investment companies and (iv) for other proper trust purposes, but onlv, in the case of clause (iv), upon receipt of written Proper Instructions from the Trust on behalf of the applicable Portfolio setting forth the purpose or purposes of such segregated account and declaring such purpose(s) to be a proper trust purpose.

SECTION 2.12   OWNERSHIP CERTIFICATES FORTAX PURPOSES. The Custodian shall execute ownership and other certificates and affidavits for all federal and state tax purposes in connection with receipt of income or other payments with respect to domestic securities of each Portfolio held by it and in connection with transfers of securities.

SECTION 2.13   PROXIES. The Custodian shall, with respect to the domestic securities held hereunder, cause to be promptly executed by the registered holder of such securities, if the securities are registered otherwise than in the name of the Portfolio or a nominee of the Portfolio, all proxies, without indication of the manner in which such proxies are to be voted, and shall promptly deliver to the Portfolio such proxies, all proxy soliciting materials and all notices relating to such securities.

SECTION 2.14   COMMUNICATIONSRELATING TO PORTFOLIO SECURITIES. Subject to the provisions of Section 2.3, the Custodian shall transmit promptly to the Trust for each Portfolio all written information (including, without limitation, pendency of calls and maturities of domestic securities and expirations of rights in connection therewith and notices of exercise of call and put options written by the Trust on behalf of the Portfolio and the maturity of futures contracts purchased or sold by the Portfolio) received by the Custodian from issuers of the securities being held for the Portfolio. With respect to tender or exchange offers, the Custodian shall transmit promptly to the Portfolio all written information received by the Custodian from issuers of the securities whose tender or exchange is sought and from the party (or his agents) making the tender or exchange offer. If the Portfolio desires to take action with respect to any tender offer, exchange offer or any other similar transaction, the Portfolio shall notify the Custodian at least three business days prior to the date on which the Custodian is to take such action.

SECTION 3.	THE CUSTODIAN AS FOREIGN CUSTODY MANAGER OF THE PORTFOLIOS

SECTION 3.1     DEFINITIONS. The following capitalized terms shall have the indicated meanmgs:

"Country Risk" means all factors reasonably related to the systemic risk of holding Foreign Assets in a particular country including, but not limited to, such country's political environment; economic and financial infrastructure (including any Mandatory Securities Depositories  operating in the country); prevailing or developing custody and settlement  practices; and laws and regulations applicable to the safekeeping and recovery of Foreign Assets held in custody in that country.

"Eligible Foreign Custodian" has the meaning set forth in section (a)(l) of Rule 17f-5, including a majority-owned or indirect subsidiary of a U.S. Bank (as defined in Rule 17f-5), a bank holding company meeting the requirements of an Eligible Foreign Custodian (as set forth  in Rule 17f-5 or by other appropriate action of the SEC, or a foreign branch of a Bank (as defined in Section 2(a)(5) of the 1940 Act) meeting the requirements of a custodian under Section l 7(f) of the 1940 Act, except that the term does not include Mandatory Securities Depositories.

"Foreign Assets" means any of the Portfolios' investments (including foreign currencies) for which the primary market is outside the United States and such cash and cash equivalents as are reasonably necessary to effect the Portfolios' transactions in such investments.

"Foreign Custody Manager" has the meaning set forth in section (a)(2) of Rule 17f-5.

"Mandatory Securities Depository" means a foreign securities depository or clearing agency that, either as a legal or practical matter, must be used if the Trust, on the Portfolios' behalf, determines to place Foreign Assets in a country outside the United States (i) because required by law or regulation; (ii) because securities cannot be withdrawn from such foreign securities depository or clearing agency; or (iii) because maintaining or effecting trades in securities outside the foreign securities depository or clearing agency is not consistent with prevailing or developing custodial or market practices.

SECTION 3.2     DELEGATION TO THE CUSTODIAN AS FOREIGN CUSTODY MANAGER. The Trust, by resolution adopted by the Board of Trustees, hereby delegates to the Custodian with respect to the Portfolios, subject to Section (b) of Rule 17f-5, the responsibilities as Foreign Custody Manager set forth in this Section 3 with respect to Foreign Assets of the Portfolios held outside the United States, and the Custodian hereby accepts such delegation, as the Portfolios' Foreign Custody Manager.

SECTION 3.3     COUNTRIES COVERED. The Foreign Custody Manager shall be responsible for performing the delegated responsibilities defined below only with respect to the countries and custody arrangements for each such country listed on Schedule A of this Contract, which list of countries may be amended from time to time by the Trust with the agreement of the Custodian. The Foreign Custody Manager shall list on Schedule A the Eligible Foreign Custodians selected by the Foreign Custody Manager to maintain the assets of the Portfolios, which list of Eligible Foreign Custodians may be amended from time to time in the sole discretion of the Foreign Custody Manager. Mandatory Securities Depositories are listed on Schedule B to this Agreement, which may be amended from time to time by the Foreign Custody Manager. The Foreign Custody Manager will provide amended versions of Schedules A and B in accordance with Section 3.7 hereof.

Upon the receipt by the Foreign Custody Manager of Proper Instructions to open an account or to place or maintain Foreign Assets in a country listed on Schedule A, and the fulfillment by the Trust on behalf of the Portfolios of the applicable account opening requirements for the country, the Foreign Custody Manager shall be deemed to have been delegated by the Board of Trustees on behalf of the Portfolios responsibility as Foreign Custody Manager with respect to that country and to have accepted such delegation.  Following the  receipt of Proper Instructions directing the Foreign Custody Manager to close the account of a Portfolio with the Eligible Foreign Custodian selected by the Foreign Custody Manager in a designated country, the delegation by the Board of Trustees on behalf of the Portfolios to the Custodian as Foreign Custody Manager for that country shall be deemed to have been withdrawn and the Custodian shall immediately cease to be the Foreign Custody Manager of the Portfolios with respect to that country.

The Foreign Custody Manager may withdraw its acceptance of delegated responsibilities with respect to a designated country upon written notice to the Trust. Thirty days (or such longer period as to which the parties agree in writing) after receipt of any such notice by the Trust, the Custodian shall have no further responsibility as Foreign Custody Manager to the Trust with respect to the country as to which the Custodian's acceptance of delegation is withdrawn.

SECTION 3.4     SCOPE OF DELEGATED RESPONSIBILITIES.

3.4.1  Selection of Eligible Foreign Custodians. Subject to the provisions of this Section 3, the Portfolios' Foreign Custody  Manager may place and maintain the Foreign Assets in the care of the Eligible Foreign Custodian selected by the Foreign Custody Manager in each country listed on Schedule A, as amended from time to time.

In performing its delegated responsibilities as Foreign Custody Manager to place or maintain Foreign Assets with an Eligible Foreign Custodian, the Foreign Custody Manager shall determine that the Foreign Assets will be subject to reasonable care, based on the standards applicable to custodians in the country in which the Foreign Assets will be held by that Eligible Foreign Custodian, after considering all factors relevant to the safekeeping of such assets, including, without limitation, the factors specified in Rule 17f-5(c)(l).

3.4.2  Contracts With Eligible Foreign Custodians. The Foreign Custody Manager shall determine that the contract (or the rules or established practices or procedures in the case of an Eligible Foreign Custodian that is a foreign securities depository or clearing agency) governing the foreign custody arrangements with each Eligible Foreign Custodian selected by the Foreign Custody Manager will satisfy the requirements of Rule 17f-5(c)(2).

3.4.3  Monitoring. In each case in which the Foreign Custody Manager maintains Foreign Assets with an Eligible Foreign Custodian selected by the Foreign Custody Manager, the Foreign Custody Manager shall establish a system to monitor (i) the appropriateness of maintaining the Foreign Assets with such Eligible Foreign Custodian and (ii) the contract governing the custody arrangements established by the Foreign Custody Manager with the Eligible Foreign Custodian (or the rules or established practices and procedures in the case of an Eligible Foreign Custodian  selected  by the Foreign Custody Manager which is  a foreign securities depository or clearing agency that is not a Mandatory Securities Depository). In the event the Foreign Custody Manager determines that the custody arrangements with an Eligible Foreign Custodian it has selected are no longer appropriate, the Foreign Custody Manager shall notify the Board of Trustees in accordance with Section 3.7 hereunder.

SECTION 3.5     GUIDELINES FOR THE EXERCISE OF DELEGATED AUTHORITY. For purposes of this Section 3, the Board of Trustees shall be deemed to have considered and determined to accept such Country Risk as is incurred by placing and maintaining the Foreign Assets in each country for which the Custodian is serving as Foreign Custody Manager of the Portfolios. The Trust, on behalf of the Portfolios, and the Custodian each expressly acknowledge that the Foreign Custody Manager shall not be delegated any responsibilities under this Section 3 with respect to Mandatory Securities Depositories.

SECTION 3.6     STANDARD OF CARE AS FOREIGN CUSTODY MANAGER OF THE PORTFOLIOS. In performing the responsibilities delegated to it, the Foreign Custody Manager  agrees to exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of assets of management investment companies registered under the 1940 Act would exercise.

SECTION 3.7     REPORTING REQUIREMENTS. The Foreign Custody Manager shall report the withdrawal of the Foreign Assets from an Eligible Foreign Custodian and the placement of such Foreign Assets with another Eligible Foreign Custodian by providing to the Board of Trustees amended Schedules A or B at the end of the calendar quarter in which an amendment to either Schedule has occurred.  The Foreign Custody Manager shall make written reports notifying the Board of Trustees of any other material change in the foreign custody arrangements of the Portfolios described in this Article 3 after the occurrence of the material change.

SECTION 3.8     REPRESENTATIONS WITH RESPECT TO RULE l 7f-5. The Foreign Custody Manager represents to the Trust that it is a U.S. Bank as defined in section (a)(7) of Rule 17f-5. The Trust represents to the Custodian that the Board of Trustees has determined that it is reasonable for the Board of Trustees to rely on the Custodian to perform the responsibilities delegated pursuant to this Agreement to the Custodian as the Foreign Custody Manager of the Portfolios.

SECTION 3.9     EFFECTIVE DATE AND TERMINATION OF THE CUSTODIAN AS FOREIGN CUSTODY MANAGER. The Board of Trustees' delegation to the Custodian as Foreign Custody Manager of the Portfolios shall be effective as of the date of execution of this Agreement and shall remain in effect until terminated at any time, without penalty, by written notice from the terminating party to the non-terminating party. Termination will become effective thirty (30) days after receipt by the non-terminating party of such notice. The provisions of Section 3.3 hereof shall govern the delegation to and termination of the Custodian as Foreign Custody Manager of the Portfolios with respect to designated countries.

SECTION 4.	DUTIES OF THE CUSTODIAN WITH RESPECT TO PROPERTY OF THE PORTFOLIOS HELD OUTSIDE OF THE UNITED STATES

SECTION 4.1     DEFINITIONS. Capitalized terms in this Section 4 shall have the following meanings:

"Foreign Securities System" means either a clearing agency or a securities depository listed on Schedule A hereto or a Mandatory Securities Depository listed on Schedule B hereto.

"Foreign Sub-Custodian" means a foreign banking institution serving as an Eligible Foreign Custodian.

SECTION 4.2     HOLDING SECURITIES. The Custodian shall identify on its books as belonging to the Portfolios the foreign securities held by each Foreign Sub-Custodian or Foreign Securities System. The Custodian may hold foreign securities for all of its customers, including the Portfolios, with any Foreign  Sub-Custodian in an account that is identified  as belonging to the Custodian for the benefit of its customers, provided however, that (i) the records of the Custodian with respect to foreign securities of the Portfolios which are maintained in such account shall identify those securities as belonging to the Portfolios and (ii) the Custodian shall require that securities so held by the Foreign Sub-Custodian be held separately from any assets of such Foreign Sub-Custodian or of other customers of such Foreign Sub-Custodian.

SECTION 4.3     FOREIGN SECURITIES SYSTEMS. Foreign securities shall be maintained in a Foreign Securities System in a designated country only through arrangements implemented  by the Foreign Sub-Custodian in such country pursuant to the terms of this Agreement.

SECTION 4.4     TRANSACTIONS IN FOREIGN CUSTODY ACCOUNT.

4.4.1  Delivery of Foreign Securities. The Custodian or a Foreign Sub-Custodian shall release and deliver foreign securities of the Portfolios held by such Foreign Sub-Custodian, or in a Foreign Securities System account, only upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, and only in the following cases:

(i)
upon the sale of such foreign securities for the Portfolios in accordance with market practice generally accepted by institutional investors in the country where such foreign securities are held or traded, including, without limitation: (A) delivery against expectation of receiving later payment; or (B) in the case of a sale effected through a Foreign Securities System in accordance with the rules governing the operation of the Foreign Securities System;

(ii)	in connection with any repurchase agreement related to foreign securities;

(iii)	to the depository agent in connection with tender or other similar offers for foreign securities of the Portfolios;

(iv)	to the issuer thereof or its agent when such foreign securities are called, redeemed, retired or otherwise become payable;

(v)
to the issuer thereof, or its agent, for transfer into the name of the Custodian (or the name of the respective Foreign Sub-Custodian or of any nominee of the Custodian or such Foreign Sub-Custodian) or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units;

(vi)
to brokers, clearing banks or other clearing agents for examination or trade execution in accordance with market custom; provided that in any such case the Foreign Sub-Custodian shall have no responsibility or liability for any loss arising from the delivery of such securities prior to receiving payment for such securities except as may arise from the Foreign Sub-Custodian's own negligence or willful misconduct;

(vii)
for exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the securities of the issuer of such securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement;

(viii)
in the case of warrants, rights or similar foreign securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities;

(ix)	or delivery as security in connection with any borrowing by the Portfolios requiring a pledge of assets by the Portfolios;

(x)	in connection with trading in options and futures contracts, including delivery as original margin and variation margin;

(xi)	in connection with the lending of foreign securities; and

(xii)
for any other proper trust purpose, but only upon receipt of written Proper Instructions specifying the foreign securities to be delivered, setting forth the purpose for which such delivery is to be made, declaring such purpose to be a proper trust purpose, and naming the person or persons to whom delivery of such securities shall be made.

4.4.2  Payment of Portfolio Monies. Upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, the Custodian shall pay out, or direct the respective Foreign Sub-Custodian or the respective Foreign Securities System to pay out, monies of Portfolio in the following cases only:

(i)
upon the purchase of foreign securities for the Portfolio, unless otherwise directed by Proper Instructions, by (A) delivering money to the seller thereof or to a dealer therefor (or an agent for such seller or dealer) against expectation of receiving later delivery of such foreign securities; or (B) in the case of a purchase effected through a Foreign Securities System, in accordance with the rules governing the operation of such Foreign Securities System;

(ii)	in connection with the conversion, exchange or surrender of foreign securities of the Portfolio;

(iii)
for the payment of any expense or liability of the Portfolio, including but not limited to the following payments: interest, taxes, investment advisory fees, transfer agency fees, fees under this Agreement, legal fees, accounting fees, and other operating expenses;

(iv)	for the purchase or sale of foreign exchange or foreign exchange contracts for the Portfolio, including transactions executed with or through the Custodian or its Foreign Sub-Custodians;

(v)	in connection with trading in options and futures contracts, including delivery as original margin and variation margin;

(vii)	in connection with the borrowing or lending of foreign securities; and

(viii)
for any other proper trust purpose, but only upon receipt of written Proper Instructions specifying the amount of such payment, setting forth the purpose for which such payment is to be made, declaring such purpose to be a proper trust purpose, and naming the person or persons to whom such payment is to be made.

4.4.3  Market Conditions: Market Information. Notwithstanding any provision of this Agreement to the contrary, settlement and payment  for Foreign Assets received for the account of the Portfolios and delivery of Foreign Assets maintained for the account of the Portfolios may be effected in accordance with the customary established securities trading or processing practices and procedures generally accepted by institutional investors in the country or market in which the transaction occurs, including, without limitation, delivering Foreign Assets to the purchaser thereof or to a dealer therefor (or an agent for such purchaser or dealer) with the expectation of receiving later payment for such Foreign Assets from such purchaser or dealer.

The Custodian will provide the Trust the information with respect to custody and settlement practices in countries in which the Custodian employs a Foreign Sub-Custodian, including without limitation information relating to Foreign Securities Systems, described on Schedule E hereto at the time or times set forth on such Schedule. The Custodian may revise Schedule E from time to time, provided that no such revision shall result in the Trust being provided with substantively less information than had been previously provided hereunder.

SECTION 4.5     REGISTRATION OF FOREIGN SECURITIES. The foreign securities maintained in the custody of a Foreign Custodian (other than bearer securities) shall be registered in the name of the applicable Portfolio or in the name of the Custodian or in the name of any Foreign Sub-Custodian or in the name of any nominee of the foregoing, and the Trust on behalf of such Portfolio agrees to hold any such nominee harmless from any liability as a holder of record of such foreign securities. The Custodian or a Foreign Sub-Custodian shall not be obligated to accept securities on behalf of a Portfolio under the terms of this Agreement unless the form of such securities and the manner in which they are delivered are in accordance with reasonable market practice.

SECTION 4.6     BANK ACCOUNTS. The Custodian shall identify on its books as belonging to a Portfolio cash (including cash denominated in foreign currencies) deposited with the Custodian. Where the Custodian is unable to maintain, or market practice does not facilitate the maintenance of, cash on the books of the Custodian, a bank account or bank accounts opened and maintained outside the United States on behalf of a Portfolio with a Foreign Sub-Custodian shall be subject only to draft or order by the Custodian or such Foreign Sub-Custodian, acting pursuant to the terms of this Agreement to hold cash received by or from or for the account of the Portfolio.

SECTION 4.7     COLLECTION OF INCOME. The Custodian shall use reasonable commercial efforts to collect all income and other payments with respect to the Foreign Assets held hereunder to which the Portfolios shall be entitled and shall credit such income, as collected, to the applicable Portfolio. In the event that extraordinary measures are required to collect such income, the Trust and the Custodian shall consult as to such measures and as to the compensation and expenses of the Custodian relating to such measures.

SECTION 4.8     SHAREHOLDER RIGHTS. With respect to the foreign securities held pursuant to this Agreement, the Custodian will use  its  reasonable  commercial  efforts  to  facilitate the exercise of voting and other shareholder proxy rights, subject always to the laws, regulations and practical constraints that may exist in the country where such securities are issued.  The  Trust acknowledges that local conditions, including lack of regulation, onerous procedural obligations, lack of notice and other factors may have the effect of severely limiting the ability of the Trust to exercise shareholder rights.

SECTION 4.9     COMMUNICATIONS RELATING TO FOREIGN SECURITIES. The Custodian shall transmit promptly to the Trust written information (including, without limitation, pendency of calls and maturities of foreign securities and expirations of rights in connection therewith) received by the Custodian via the Foreign Sub-Custodians from issuers of the foreign securities being held for the account of the Portfolios. With respect to tender or exchange offers, the Custodian shall transmit promptly to the Trust written information so received by the Custodian from issuers of the foreign securities whose tender or exchange is sought or from the party (or its agents) making the tender or exchange offer. The Custodian shall not be liable for any untimely exercise of any tender, exchange or other right or power in connection with foreign securities or other property of the Portfolios at any time held by it unless (i) the Custodian or the respective Foreign Sub-Custodian is in actual possession of such foreign securities or property and (ii) the Custodian  receives Proper Instructions with regard to the exercise of any such right or power, and both (i) and (ii) occur at least three (3) business days prior to the date on  which the Custodian is to take such action to exercise such right or power.

SECTION 4.10   LIABILITY OF FOREIGN SUB-CUSTODIANS AND FOREIGN SECURITIES SYSTEMS. Each agreement pursuant to which the Custodian employs as a Foreign Sub-Custodian shall, to the extent possible, require the Foreign Sub-Custodian to exercise reasonable care in the performance of its duties and, to the extent possible, to indemnify, and hold harmless, the Custodian from and against any loss, damage, cost, expense, liability or claim arising out of or in connection  with the institution's performance of such obligations. At the election of the Trust, the Portfolios shall be entitled to be subrogated to the rights of the Custodian with respect to any claims against a Foreign Sub-Custodian as a consequence of any such loss, damage, cost,  expense, liability or claim if and to the extent that the Portfolios have not been made whole for any such loss, damage, cost, expense, liability or claim.

SECTION 4.11    TAX LAW. The Custodian shall have no responsibility or liability for any obligations now or hereafter imposed on the Trust, the Portfolios or the Custodian  as custodian of the Portfolios by the tax law of the United States or of any state or political subdivision thereof. It shall be the responsibility of the Trust to notify the Custodian of the obligations imposed on the Trust with respect to the Portfolios or the Custodian as custodian of the Portfolios by the tax law of countries other than those mentioned in the above sentence, including responsibility for withholding and other taxes, assessments or other governmental charges, certifications and governmental reporting. The sole responsibility of the Custodian ,with regard to such tax law shall be to use reasonable efforts to assist the Trust with respect to any claim for exemption or refund under the tax law of countries for which the Trust has provided such information.

SECTION 4.12   CONFLICT. If the Custodian is delegated the responsibilities of Foreign Custody Manager pursuant to the terms of Section 3 hereof, in the event of any  conflict  between the provisions of Sections 3 and 4 hereof, the provisions of Section 3 shall prevail.

SECTION 4(A).  CONTRACTUAL SETTLEMENT

SECTION 4(A).l         SCHEME OF CONTRACTUAL SERVICES.

(a)
Subject to paragraphs (b) and (c) below and Sections 4.4.1, 4.4.2 and 4.4.3 hereof, the Custodian shall credit or debit the appropriate account of each Portfolio in connection with (i) the purchases of, (ii) income or dividends associated with, or (iii) proceeds of the sale, maturity, redemption, or other disposition of, securities and other assets held for the time being on behalf of a Portfolio on a contractual settlement basis.

(b)
The Custodian may make available provisional credit of settlement, maturity, redemption proceeds on a contractual settlement basis in the markets set forth on Schedule C hereto when the Custodian has a reasonable expectation that the transaction will settle in due course. The Custodian reserves the right to reverse any such crediting at any time before actual receipt of the item associated with the credit when the Custodian determines that such transaction will not settle in accordance with its terms or that amounts due pursuant thereto will not be collectable, or the Custodian has not been provided with Proper Instructions with respect thereto. In such instances, the Custodian may charge the appropriate account of the applicable Portfolio for the expense of providing funds associated with such advance in an amount not to exceed a commercially reasonable rate.

(c)
With respect to the markets set forth on Schedule C hereto, the consideration payable in connection with a purchase transaction shall be debited from the appropriate account of the applicable Portfolio upon the contractual settlement date for the relevant purchase transaction. The Custodian shall promptly recredit such amount at the time that the Portfolio notifies the Custodian by Proper Instruction that such transaction has been canceled.

SECTION 4(A).2        MARKETS ELIGIBLE FOR CONTRACTUAL SERVICES. The services described in Section 4(A).1 hereof (for the purposes of this Section 4(A), the "Services") shall be provided with respect to the applicable securities transactions in the countries set forth on Schedule C attached hereto.

SECTION 4(A).3        OBLIGATIONS. All payments made under this Section 4(A) are made subject to actual collection; the Custodian shall not be liable to the Trust or the Portfolios for any amount that is not actually collected in accordance with the terms hereof.  The provision of the Services is intended to facilitate settlement in ordinary course.  The Custodian may terminate provision of Services under Section 4(A)l(b) immediately upon notice to Trust, particularly with respect to the occurrence of force majeure events affecting settlement, any disorder in markets, or other changed external business circumstances.

SECTION 5.	PAYMENTS FOR SALES OR REPURCHASES OR REDEMPTIONS OF SHARES

The Custodian shall receive from the distributor for the Shares or from the Transfer Agent and deposit into the account of the appropriate Portfolio such payments as are received for Shares thereof issued or sold from time to time by the Trust. The Custodian will provide timely notification to the Trust on behalf of each such Portfolio and the Transfer Agent of any receipt by it of payments for Shares of such Portfolio.

From such funds as may be available for the purpose but subject to the limitations of the Trust's Declaration of Trust and any applicable votes of the Board of Trustees pursuant thereto, the Custodian shall, upon receipt of instructions from the Transfer Agent, make funds available for payment to holders of Shares who have delivered to the Transfer Agent a request for redemption or repurchase of their Shares. In connection with the redemption or repurchase of Shares, the Custodian is authorized upon receipt of instructions from the Transfer Agent to wire funds to or through a commercial bank designated by the redeeming shareholders. In connection with the redemption or repurchase of Shares, the Custodian shall honor checks drawn on the Custodian by a holder of Shares, which checks have been furnished by the Trust to the holder of Shares, when presented to the Custodian in accordance with such procedures and controls as are mutually agreed upon from time to time between the Trust and the Custodian.

SECTION 6.	PROPER INSTRUCTIONS

Proper Instructions as used throughout this Agreement means a writing signed or initialed by one or more person or persons as the Board of Trustees shall have from time to time  authorized. Each such writing shall set forth the specific transaction or type of transaction involved, including a specific statement of the purpose for which such action is requested. Oral instructions will be considered Proper Instructions if the Custodian reasonably believes them to have been given by a person authorized to give such instructions with respect to the transaction involved.  The Trust shall cause all oral instructions to be confirmed in writing.  Upon receipt of a certificate of the Secretary or an Assistant Secretary as to the authorization by the Board of Trustees accompanied by a detailed description of procedures approved by the Board of Trustees, Proper Instructions may include communications effected directly between electro-mechanical or electronic devices provided that the Board of Trustees and the Custodian are satisfied that such procedures afford adequate safeguards for the Portfolios' assets. For purposes of this Section, Proper Instructions shall include instructions received by the Custodian pursuant to any three - party agreement which requires a segregated asset account in accordance with Section 2.11.

SECTION 7.	ACTIONS PERMITTED WITHOUT EXPRESS AUTHORITY

The Custodian may in its discretion, without express authority from the Trust on behalf of each applicable Portfolio:

1)
make payments to itself or others for minor expenses of handling securities or other similar items relating to its duties under this Agreement, provided that all such payments shall be accounted for to the Trust on behalf of the Portfolio;

2)	surrender securities in temporary form for securities in definitive form;

3)	endorse for collection, in the name of the Portfolio, checks, drafts and other negotiable instruments; and

4)
in general, attend to all non-discretionary details in connection with the sale, exchange, substitution, purchase, transfer and other dealings with the securities and property of the Portfolio except as otherwise directed by the Board of Trustees.

SECTION 8.	EVIDENCE OF AUTHORITY

The Custodian shall be protected in acting upon any instructions, notice, request, consent, certificate or other instrument or paper reasonably believed by it to be genuine and to have been properly executed by or on behalf of the Trust.  The Custodian may receive and accept  a  Certified Resolution  as conclusive evidence (a) of the authority of any person to act in accordance with such resolution or (b) of any determination or of any action by the Board of Trustees pursuant to the Trust's Declaration of Trust as described in such resolution, and such resolution may be considered as in full force and effect until receipt by the Custodian of written notice to the contrary.

SECTION 9.	DUTIES OF CUSTODIAN WITH RESPECT TO THE BOOKS OF ACCOUNT AND CALCULATION OF NET ASSET VALUE AND NET INCOME

The Custodian shall cooperate with and supply necessary information to the entity or entities appointed by the Board of Trustees to keep the books of account of each Portfolio and/or compute the net asset value per Share of the outstanding Shares or, if directed in writing to do so by the Trust on behalf of the Portfolio, shall itself keep such books of account and/or compute such net asset value per Share. If so directed, the Custodian shall also calculate daily the net income of the Portfolio as described in the Prospectus related to such Portfolio and shall advise the Trust and the Transfer Agent daily of the total amounts of such net income and, if instructed in writing by an officer of the Trust to do so, shall advise the Transfer Agent periodically of the division of such net income among its various components. The calculations of the net asset value per Share and the daily income of each Portfolio shall be made at the time or times described from time to time in the Prospectus related to such Portfolio.

SECTION 10.	RECORDS

The Custodian shall with respect to each Portfolio create and maintain all records relating to its activities and obligations under this Agreement in such manner as will meet the obligations of the Trust under the 1940 Act, with particular attention to Section 31 thereof and Rules 31a-1 and 3 la-2 thereunder. All such records shall be the property of the Trust and shall at all times during the regular business hours of the Custodian be open for inspection by duly authorized officers, employees or agents of the Trust and employees and agents of the SEC. The Custodian shall, at the Trust's request, supply the Trust with a tabulation of securities owned by each Portfolio and held by the Custodian and shall, when requested to do so by the Trust and for such compensation as shall be agreed upon between the Trust and the Custodian, include certificate numbers in such tabulations.

SECTION 11.	OPINION OF TRUST'S INDEPENDENT ACCOUNTANT

The Custodian shall take all reasonable action, as the Trust on behalf of each applicable Portfolio may from time to time request, to obtain from year to year favorable opinions from the Trust's independent accountants with respect to its activities hereunder in connection with the preparation of the Trust's Form N-IA, and Form N-SAR or other annual reports to the SEC and with respect to any other requirements thereof.

SECTION 12.	REPORTS TO TRUST BY INDEPENDENT PUBLIC ACCOUNTANTS

The Custodian shall provide the Trust, on behalf of each of the Portfolios at such times as the Trust may reasonably require, with reports by independent public accountants on the accounting system, internal accounting control and procedures for safeguarding securities, futures contracts and options on futures contracts, including securities deposited and/or maintained in a U.S. Securities System or a Foreign Securities System (collectively referred to herein as the "Securities Systems"), relating to the services provided by the Custodian under this Agreement; such reports, shall be of sufficient scope and in sufficient detail, as may reasonably be required by the Trust to provide reasonable assurance that any material inadequacies would be disclosed by such examination, and, if there are no such inadequacies, the reports shall so state.

SECTION 13.	COMPENSATION OF CUSTODIAN

The Custodian shall be entitled to reasonable compensation for its services and expenses as Custodian, as agreed upon from time to time between the Trust on behalf of each applicable Portfolio and the Custodian.

SECTION 14.	RESPONSIBILITY OF CUSTODIAN

So long as and to the extent that it is in the exercise of reasonable care, the Custodian shall not be responsible for the title, validity or genuineness of any  property  or evidence of title thereto received by it or delivered by it pursuant to this Agreement and shall be held harmless in acting upon any notice, request, consent, certificate or other instrument reasonably believed  by it to be genuine and to be signed by the proper party or parties, including any futures commission merchant acting pursuant to the terms of a three-party futures or options agreement.  The Custodian shall be held to the exercise of reasonable care in carrying out the provisions of this Agreement, but shall be kept indemnified by and shall be without liability to the Trust for any action taken or omitted by it in good faith without negligence.  It shall be entitled to rely on and may act upon advice of counsel (who may be counsel for the Trust) on all matters, and shall be without  liability for any action reasonably taken  or omitted pursuant to such advice. The Custodian shall be without liability to the Trust and the Portfolios for any loss, liability, claim or expense resulting  from or caused  by  anything  which is (A) part of Country Risk (as defined in Section 3 hereof), including without limitation nationalization, expropriation, currency restrictions, or acts of war, revolution, riots or terrorism, or (B) part of the "prevailing country risk" of the Portfolios, as such term is used in SEC Release Nos. IC-22658; IS-1080 (May 12, 1997) or as such term or other similar terms are now or in the future interpreted by the SEC or by the staff of the Division of Investment Management thereof.

Except as may arise from the Custodian's own negligence or willful misconduct or the negligence or willful misconduct of a sub-custodian or agent, the Custodian shall be without liability to the Trust for any loss, liability, claim or expense resulting from or caused by; (i) events or circumstances beyond the reasonable control of the Custodian or any sub-custodian or Securities System or any agent or nominee of any of the foregoing, including, without limitation, the interruption, suspension or restriction of trading on or the closure of any securities market, power or other mechanical or technological failures or interruptions, computer viruses or communications disruptions, work stoppages, natural disasters, or other similar events or acts; (ii) errors by the Trust or the Investment Advisor in their instructions to the Custodian provided such instructions have been in accordance with this Agreement; (iii) the insolvency of or acts or omissions by a Securities System; (iv) any delay or failure of any broker, agent or intermediary, central bank or other commercially prevalent payment or clearing system to deliver to the Custodian's sub-custodian or agent securities purchased or in the remittance or payment made in connection with securities sold; (v) any delay or failure of any company, corporation, or other body in charge of registering or transferring securities in the name of the Custodian, the Trust, the Custodian's sub-custodians, nominees or agents or any consequential losses arising out of such delay or failure to transfer such securities including non-receipt of bonus, dividends and rights and other accretions or benefits; (vi) delays or inability to perform its duties due to any disorder in market infrastructure with respect to any particular security or Securities System; and (vii) any provision of any present or future law or regulation or order of the United States of America, or any state thereof, or any other country, or political subdivision thereof or of any court of competent jurisdiction.

The Custodian shall be liable for the acts or omissions of a Foreign Sub-Custodian (as defined in Section 4 hereof) to the same extent as set forth with respect to sub-custodians generally in this Agreement.

If the Trust on behalf of a Portfolio requires the Custodian to take any action with respect to securities, which action involves the payment of money or which action may, in the opinion of the Custodian, result in the Custodian or its nominee assigned to the Trust or the Portfolio being liable for the payment of money or incurring liability of some other form, the Trust on behalf of the Portfolio, as a prerequisite to requiring the Custodian to take such action, shall provide indemnity to the Custodian in an amount and form satisfactory to it.

If the Trust requires the Custodian, its affiliates, subsidiaries or agents, to advance cash or securities for any purpose (including but not limited to securities settlements, foreign exchange contracts and assumed settlement) or in the event that the Custodian or its nominee shall incur or be assessed any taxes, charges, expenses, assessments, claims or liabilities in connection with the performance of this Agreement, except such as may arise from its or its nominee's own negligent action, negligent failure to act or willful misconduct, any property at any time held for the account of the applicable Portfolio shall be security therefor and should the Trust fail to repay the Custodian promptly, the Custodian shall be entitled to utilize available cash and to dispose of such Portfolio's assets to the extent necessary to obtain reimbursement.

In no event shall the Custodian be liable for indirect, special or consequential damages.

SECTION 15.	MITIGATION BY CUSTODIAN

Upon the occurrence of any event connected with the Custodian under this Agreement which causes or may cause any loss, damage or expense to the Trust or any Portfolio, the Custodian shall, and shall exercise reasonable efforts to cause any Foreign Sub-Custodian to, use reasonable efforts under the circumstances to mitigate the effect of such event and to avoid continuing haim to the Trust and the Portfolios.

SECTION 16.	NOTIFICATION OF LITIGATION: RIGHT TO PROCEED

In any case in which the Trust may be asked to indemnify or hold the Custodian haimless, the Trust shall be fully and promptly advised of all pertinent facts concerning the situation in question,  and it is further understood that the Custodian will use all reasonable care to identify and notify the Trust promptly concerning any situation which presents or appears likely to present the probability of such claim for indemnification against the Trust; provided, however, that the failure to so advise, identify  or notify the Trust shall not in any way limit the Trust's liability for indemnification under this Agreement with respect to any such claim to the extent that the defense thereof is not materially prejudiced by such failure. If the Trust acknowledges in writing that the Custodian is entitled to indemnification, the Trust shall have the option to defend the Custodian against any claim which may be the subject ofthis indemnification, and in the event that the Trust so elects, it will so notify the Custodian, and thereupon the Trust shall take over complete defense of the claim. In the event the Trust elects to assume the control of the defense of the claim, the Custodian may participate in such proceeding and retain additional counsel but shall bear all fees and expenses of such retention of such counsel, unless (i) the Trust shall have specifically authorized the retention of such counsel, or (ii) if the Trust and the Custodian agree that the retention of such counsel is required as a result of a conflict of interest. In the event the Trust assumes control of any proceeding, the Trust shall keep the Custodian notified of the progress of such proceeding and, upon request, consult with the Custodian and counsel.  The Trust will, upon request by the Custodian, either pay in the first instance or reimburse the Custodian for any expenses subject to indemnity  hereunder.  The Trust shall not settle or compromise any proceeding without the prior written consent of the Custodian unless (i) such settlement or compromise involves no admission of guilt, wrongdoing, or misconduct by the Custodian, (ii) such settlement or compromise does not impose any obligations or restrictions on the Custodian other than obligations to pay money that are subject to indemnity under this Agreement, and (iii) the Trust shall have paid, or made arrangements satisfactory to the Custodian for payment of amounts payable by the Custodian in connection with such settlement. The Custodian shall in no case confess any claim or make any compromise in any case in which the Trust will be asked to indemnify the Custodian except with the Trust's prior written consent.

SECTION 17.	EFFECTIVE PERIOD, TERMINATION AND AMENDMENT

This Agreement shall become effective as of its execution, shall continue in full force and effect until terminated as hereinafter provided, may be amended at any time by mutual agreement of the parties hereto and may be terminated by either party by an instrument in writing delivered or mailed, postage prepaid to the other party, such termination to take effect not sooner than sixty (60) days after the date of such delivery or mailing; provided, however that the Custodian shall not with respect to a Portfolio act under Section 2.9 hereof in the absence of receipt of an initial certificate of the Secretary or an Assistant Secretary that the Board of Trustees has approved the initial use of a particular Securities System by such Portfolio, as required by Rule 17f-4 under the 1940 Act and that the Custodian shall not with respect to a Portfolio act under Section 2.10 hereof in the absence of receipt of an initial certificate of the Secretary or an Assistant Secretary that the Board of Trustees has approved the initial use of the Direct Paper System by such Portfolio; provided further, however, that the Trust shall not amend or terminate this Agreement in contravention of any applicable federal or state regulations, or any provision of the Trust's Declaration of Trust, and further provided, that the Trust on behalf of one or more of the Portfolios may at any time by action of its Board of Trustees (i) substitute another bank or trust company for the Custodian by giving notice as described above to the Custodian, or (ii) immediately terminate this Agreement in the event of the appointment of a conservator or receiver for the Custodian by the Comptroller of the Currency or upon the happening of a like event at the direction of an appropriate regulatory agency or court of competent jurisdiction.

Upon termination of the Agreement, the Trust on behalf of each applicable Portfolio shall pay to the Custodian such compensation as may be due as of the date of such termination and shall likewise reimburse the Custodian for its reasonable costs, expenses and disbursements.

SECTION 18.	SUCCESSOR CUSTODIAN

If a successor custodian for the Trust, of one or more of the Portfolios shall be appointed by the Board of Trustees, the Custodian shall, upon termination, deliver to such successor custodian at the office of the Custodian, duly endorsed and in the form for transfer, all securities of each applicable Portfolio then held by it hereunder and shall transfer to an account of the successor custodian all of the securities of each such Portfolio held in a Securities System.

If no such successor custodian shall be appointed, the Custodian shall, in like manner, upon receipt of a Certified Resolution, deliver at the office of the Custodian and transfer such securities, funds and other properties in accordance with such resolution.

In the event that no written order designating a successor custodian or Certified Resolution shall have been delivered to the Custodian on or before the date when such termination shall become effective, then the Custodian shall have the right to deliver to a bank or trust company, which is a "bank" as defined in the 1940 Act doing business in Boston, Massachusetts, of its own selection, having an aggregate capital, surplus, and undivided profits, as shown by its last published report, of not less than $25,000,000, all securities, funds and other properties held by the Custodian on behalf of each applicable Portfolio and all instruments held by the Custodian relative thereto and all other property held by it under this Agreement on behalf of each applicable Portfolio and to transfer to an account of such successor custodian all of the securities of each such Portfolio held in any Securities System. Thereafter, such bank or trust company shall be the successor of the Custodian under this Agreement.

In the event that securities, funds and other properties remain in the possession of the Custodian after the date of termination hereof owing to failure of the Trust to procure the Certified Resolution to appoint a successor custodian, the Custodian shall be entitled to fair compensation for  its services during such period as the Custodian retains possession of such securities, funds and other properties and the provisions of this Agreement relating to the duties and obligations of the Custodian shall remain in full force and effect.

SECTION 19.	INTERPRETIVE AND ADDITIONAL PROVISIONS

In connection with the operation of this Agreement, the Custodian and the Trust on behalf of each of the Portfolios, may from time to time agree on such provisions interpretive of or in addition to the provisions of this Agreement as may in their joint opinion be consistent with the general tenor of this Agreement. Any such interpretive or additional provisions shall be in a writing signed by both parties and shall be annexed hereto, provided that no such interpretive or additional provisions shall contravene any applicable federal or state regulations or any provision of the Trust's Declaration of Trust. No interpretive or additional provisions made as provided in the preceding sentence shall be deemed to be an amendment of this Agreement.

SECTION 20.	ADDITIONAL PORTIOLIOS

In the event that the Trust establishes one or more series of Shares with respect to which it desires to have the Custodian render services as custodian pursuant to the terms hereof, it shall so notify the Custodian in writing, and if the Custodian agrees in writing to provide such services, such series of Shares shall become a Portfolio hereunder and Schedule D hereto shall be revised to so reflect.

SECTION 21.	MASSACHUSETTS LAW TO APPLY

This Agreement shall be construed and the provisions thereof interpreted under and in accordance with laws of The Commonwealth of Massachusetts.

SECTION 22.	RECOURSE AGAINST SHAREHOLDERS, OFFICERS AND TRUSTEES

This Agreement is executed by the officers of the Trust in their capacity as such and not individually. Any responsibility or liability of the Trust (or a particular Portfolio) under any provision of this Contract shall be satisfied solely from the assets of the Trust or the particular Portfolio, tangible or intangible, realized or unrealized, and in no event shall the Custodian, a sub- custodian or agent have any recourse against the shareholders, officers or Trustees of the Trust under this Contract or against any one Portfolio for the obligations of any other Portfolio. The execution and delivery of this Agreement have been authorized by the Board of Trustees, and this Agreement has been executed and delivered by an authorized officer of the Trust acting as such; neither such authorization by the Trustees nor execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on them personally, but shall only bind  the assets and property of the Trust.

SECTION 23.	CONFIDENTIALITY.

None of the parties hereto shall, unless compelled to do so by any court of competent jurisdiction either before or after the termination of this Agreement, disclose to any person not authorized by the relevant party to receive the same any information relating to such party and to the affairs of such party of which the party disclosing the same shall have become possessed during the period of this Agreement and each party shall use its best endeavors to prevent any such disclosure as aforesaid.

SECTION 24.	ASSIGNMENT.

This Agreement may not be assigned by either party without the written consent of the other.

SECTION 25.	SEVERABILITY.

In the event any provision of this Agreement is held illegal, void or unenforceable, the balance shall remain in effect.

SECTION 26.	PRIOR AGREEMENTS

This Agreement supersedes and terminates, as of the date hereof, all prior Agreements between the Trust on behalf of each of the Portfolios and the Custodian relating to the custody of the Trust's assets.

SECTION 27.	NOTICES.

Any notice, instruction or other instrument required to be given hereunder may be delivered in person to the offices of the parties as set forth herein during normal business hours or delivered prepaid registered mail or by telex, cable or telecopy to the parties at the following addresses or such other addresses as may be notified by any party from time to time:

To the Trust:	AMERICAN SELECT FUNDS
4333 Amon Carter Boulevard, Maildrop 5645
Fort Worth, Texas 76155
Attention: William F. Quinn, President
Telephone: 817-967-3509
Telecopy: 817-967-0768

To the Custodian:	STATE STREET BANK AND TRUST COMPANY
Allan Forbes Building
150 Newport Avenue
North Quincy, Massachusetts 02171
Attention: Frank J. Sidoti, Jr.
Telephone: 617-985-5262
Telecopy: 617-985-6130

Such notice, instruction or other instrument shall be deemed to have been served in the case of a registered letter at the expiration of five business days after posting, in the case of cable twenty-four hours after dispatch and, in the case of telex, immediately on dispatch and if delivered outside normal business hours it shall be deemed to have been received at the next time after delivery when normal business hours commence and in the case of cable, telex or telecopy on the business day after the receipt thereof. Evidence that the notice was properly addressed, stamped and put into the post shall be conclusive evidence of posting.

SECTION 28.	REPRODUCTION OF DOCUMENTS

This Agreement and all schedules, exhibits, attachments and amendments hereto may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties hereto all/each agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

SECTION 29.	SHAREHOLDER COMMUNICATIONS ELECTION

SEC Rule 14b-2 requires banks which hold securities for the account of customers to respond to requests by issuers of securities for the names, addresses and holdings of beneficial owners of securities of that issuer held by the bank unless the beneficial owner has expressly objected to disclosure of this information. In order to comply with the rule, the Custodian needs the  Trust to indicate whether it authorizes  the Custodian to provide the Trust's name, address, and share position to requesting companies whose securities the Trust owns. If the Trust tells the Custodian "no", the Custodian will not provide this information to requesting companies. If the Trust tells the Custodian "yes" or does not check either "yes" or "no" below, the Custodian is required by the rule to treat the Trust as consenting to disclosure ofthis information for all securities owned by the Trust or any funds or accounts established by the Trust. For the Trust's protection, the Rule prohibits the requesting company  from using the Trust's name and address for any purpose other than corporate communications. Please indicate below whether the Trust consents or objects by checking one of the alternatives below.

YES ☐	The Custodian is authorized to release the Trust's name, address, and share positions.

NO ☐	The Custodian is not authorized to release the Trust's name, address, and share positions.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement effective as of December 31, 1999.

STATE STREET BANK AND TRUST COMPANY

By:	/s/ Ronald E. Logue

Title:	Ronald E. Logue

Date:	11/17/99	/s/ MLP

AMERICAN SELECT FUNDS

By:	/s/ William F. Quinn

Title:	President

Date:	12/1/99

SCHEDULE A

STATE STREET
GLOBAL CUSTODY NETWORK
SUBCUSTODIANS AND NON-MANDATORY DEPOSITORIES

Country	Subcustodian	Non-Mandatory Depositories

Argentina	Citibank, N.A.	-

Australia	Westpac Banking Corporation	-

Austria	Erste Bank der besterreichischen	-
Sparkassen AG

Bahrain	HSBC Bank Middle East	-
(as delegate of The Hongkong and
Shanghai Banking Corporation Limited)

Bangladesh	Standard Chartered Bank	-

Belgium	Fortis Bank NV/as.	-

Bermuda	The Bank of Bermuda Limited	-

Bolivia	Citibank, N.A	-.

Botswana	Barclays Bank of Botswana Limited	-

Brazil	Citibank, N.A.	-

Bulgaria	ING Bank N.V.	-

Canada	State Street Trust Company Canada	-

Chile	Citibank, N.A	-.

People's Republic	The Hongkong and Shanghai	-
of China	Banking Corporation Limited,
Shanghai and Shenzhen branches

Colombia	Cititrust Colombia S.A.	-
SociedadFiduciaria

10/5/99	1

SCHEDULE A

STATE STREET
GLOBAL CUSTODY NETWORK
SUBCUSTODIANS AND NON-MANDATORY DEPOSITORIES

Country	Subcustodian	Non-Mandatory Depositories

Costa Rica	Banco BCT S.A.	-

Croatia	Privredna Banka Zagreb d.d.	-

Cyprus	The Cyprus Popular Bank Ltd.	-

Czech Republic	eskoslovenska Obchodnf	-
Banka,A.S.

Denmark	Den Danske Bank	-

Ecuador	Citibank, N.A.	-

Egypt	Egyptian British Bank	-
(as delegate of The Hongkong
and Shanghai Banking Corporation
Limited)

Estonia	Hansabank	-

Finland	Merita Bank Plc.	-

France	Paribas, S.A.	-

Germany	Dresdner Bank AG	-

Ghana	Barclays Bank of Ghana Limited	-

Greece	National Bank of Greece S.A.	Bank of Greece,
System for Monitoring Transactions in
Securities in Book-Entry Form

Hong Kong	Standard Chartered Bank	-

Hungary	Citibank Rt.	-

10/5/99	2

SCHEDULE A

STATE STREET
GLOBAL CUSTODY NETWORK
SUBCUSTODIANS AND NON-MANDATORY DEPOSITORIES

Country	Subcustodian	Non-Mandatory Depositories

Iceland	Icebank Ltd.	-

India	Deutsche Bank A.G.	-
The Hongkong and Shanghai Banking Corporation Limited

Indonesia	Standard Chartered Bank	-

Ireland	Bank of Ireland	-

Israel	Bank Hapoalim B.M.	-

Italy	Paribas, S.A.	-

Ivory Coast	Societe Generale de Banques en Cote d'Ivoire	-

Jamaica	Scotiabank Jamaica Trust and Merchant Bank Limited	-

Japan	The Fuji Bank, Limited	Japan Securities Depository Center (JASDEC)
The Sumitomo Bank, Limited

Jordan	HSBC Bank Middle East	-
(as delegate of The Hongkong and Shanghai Banking Corporation Limited)

Kenya	Barclays Bank of Kenya Limited	-

Republic of Korea	The Hongkong and Shanghai Banking Corporation Limited	-

Latvia	A/s Hansabank	-

10/5/99	3

SCHEDULE A

STATE STREET
GLOBAL CUSTODY NETWORK
SUBCUSTODIANS AND NON-MANDA TORY DEPOSITORIES

Country	Subcustodian	Non-Mandatory Depositories

Lebanon	HSBC Bank Middle East	-
(as delegate of The Hongkong and Shanghai Banking Corporation Limited)

Lithuania	Vilniaus Bankas AB	-

Malaysia	Standard Chartered Bank Malaysia Berhad	-

Mauritius	The Hongkong and Shanghai Banking Corporation Limited	-

Mexico	Citibank Mexico, S.A.	-

Morocco	Banque Commerciale du Maroc	-

Namibia	(via) Standard Bank of South Africa	-

The Netherlands.	MeesPierson N.V	-

New Zealand	ANZ Banking Group (New Zealand) Limited	-

Norway	Christiania Bank og Kreditkasse ASA	-

Oman	HSBC Bank Middle East	-
(as delegate of The Hongkong and Shanghai Banking Corporation Limited)

Pakistan	Deutsche Bank A.G.	-

Palestine	HSBC Bank Middle East	-
(as delegate of The Hongkong and Shanghai Banking Corporation Limited)

Peru	Citibank, N.A.	-

10/5/99	4

SCHEDULE A

STATE STREET
GLOBAL CUSTODY NETWORK
SUBCUSTODIANS AND NON-MANDATORY DEPOSITORIES

Country	Subcustodian	Non-Mandatory Depositories

Philippines	Standard Chartered Bank	-

Poland	Citibank (Poland) S.A.	-

Portugal	Banco Comercial Portugues	-

Qatar	HSBC Bank Middle East	-

Romania	ING Bank N.V.	-

Russia	Credit Suisse First Boston AO, Moscow (as delegate of Credit Suisse First Boston, Zurich)	-

Singapore	The Development Bank of Singapore Limited	-

Slovak Republic	Ceskoslovenska Obchodnf Banka, A.S.	-

Slovenia	Bank Austria Creditanstalt d.d. Ljubljana	-

South Africa	Standard Bank of South Africa Limited	-

Spain	Banco Santander Central Hispano, S.A.	-

Sri Lanka	The Hongkong and Shanghai Banking Corporation Limited	-

Swaziland	Standard Bank Swaziland Limited	-

Sweden	Skandinaviska Enskilda Banken	-

Switzerland	UBSAG	-

10/5/99	5

SCHEDULE A

STATE STREET
GLOBAL CUSTODY NETWORK
SUBCUSTODIANS AND NON-MANDATORY DEPOSITORIES

Country	Subcustodian	Non-Mandatory Depositories

Taiwan -	R.O.C. Central Trust of China	-

Thailand	Standard Chartered Bank	-

Trinidad & Tobago	Republic Bank Limited	-

Tunisia	Banque Internationale Arabe de Tunisie	-

Turkey	Citibank, N.A.	-

Ukraine	ING Bank Ukraine	-

United Kingdom	State Street Bank and Trust Company, London Branch	-

Uruguay	BankBoston N.A.	-

Venezuela	Citibank, N.A	-

Vietnam.	The Hongkong and Shanghai Banking Corporation Limited	-

Zambia	Barclays Bank of Zambia Limited	-

Zimbabwe	Barclays Bank of Zimbabwe Limited	-

Euroclear (The Euroclear System)/State Street London Limited

Cedelbank S.A. (Cedel Bank, societe anonyme)/State Street London Limited

INTERSETTLE (for EASDAQ Securities)

10/5/99	6

SCHEDULE B

STATE STREET
GLOBAL CUSTODY NETWORK
MANDATORY* DEPOSITORIES

Country	Mandatory Depositories

Argentina	Caja de Valores S.A.

Australia	Austraclear Limited
Reserve Bank Information and Transfer System

Austria	Oesterreichische Kontrollbank AG
(Wertpapiersammelbank Division)

Belgium	Caisse Interprofessionnelle de Depots et de Virements de Titres S.A.
Banque Nationale de Belgique

Brazil	Companhia Brasileira de Liquidacao e
Custodia

Bulgaria	Central Depository AD
Bulgarian National Bank

Canada	Canadian Depository
for Securities Limited

Chile	Dep6sito Central de Valores S.A.

People's Republic	Shanghai Securities Central Clearing
of China	& Registration Corporation
Shenzhen Securities Clearing Co., Ltd.

Colombia	Dep6sito Centralizado de Valores

Costa Rica	Central de Valores S.A.

* Mandatory depositories include entities for which use is mandatory as a matter of law or effectively mandatory as a matter of market practice

10/25/99	1

SCHEDULE B

STATE STREET
GLOBAL CUSTODY NETWORK
MANDATORY* DEPOSITORIES

Country	Mandatory Depositories

Croatia	Ministry of Finance
National Bank of Croatia
Sredisnja Depozitama Agencija

Czech Republic	Stredisko cennych papirEt
Czech National 'Bank

Denmark	Vaerdipapircentralen (Danish Securities Center)

Egypt	Misr Company for Clearing, Settlement,and Depository

Estonia	Eesti Vaartpaberite Keskdepositoorium

Finland	Finnish Central Securities Depository

France	Societe lnterprofessionnelle pour la Compensation des Valeurs Mobilieres

Germany	Deutsche Borse Clearing AG

Greece	Central Securities Depository (Apothetirion Titlon AE)

Hong Kong	Central Clearing and Settlement System
Central Moneymarkets Unit

Hungary	Kozponti Elszamolohaz es Ertektar (Budapest) Rt. (KELER)
[Mandatory for Gov’t Bonds and dematerialized equities only; SSB does not use for other securitie]

* Mandatory depositories include entities for which use is mandatory as a matter of law or effectively mandatory as a matter of market practice

10/25/99	2

SCHEDULE B

STATE STREET
GLOBAL CUSTODY NETWORK
MANDATORY* DEPOSITORIES

Country	Mandatory Depositories

India	The National Securities Depository Limited Central Depository Services India Limited Reserve Bank of India

Indonesia	Bank Indonesia
PT Kustodian Sentral Efek Indonesia

Ireland	Central Bank of Ireland Securities Settlement Office

Israel	Tel Aviv Stock Exchange Clearing House Ltd. (TASE Clearinghouse)
Bank of Israel (As part of the TASE Clearinghouse system)

Italy	Monte Titoli S.p.A.
Banca d'ltalia

Ivory Coast	Depositaire Central - Banque de Reglement

Jamaica	Jamaica Central Securities Depository

Japan	Bank of Japan Net System

Kenya	Central Bank of Kenya

Republic of Korea	Korea Securities Depository Corporation

Latvia	Latvian Central Depository

* Mandatory depositories include entities for which use is mandatory as a matter of law or effectively mandatory as a matter of market practice

10/25/99	3

SCHEDULE B

STATE STREET
GLOBAL CUSTODY
NETWORK MANDATORY* DEPOSITORIES

Country	Mandatory Depositories

Lebanon	Custodian and Clearing Center of Financial Instruments for Lebanon and the Middle East (MIDCLEAR) S.A.L. The Central Bank of Lebanon

Lithuania	Central Securities Depository of Lithuania

Malaysia	Malaysian Central Depository Sdn. Bhd. Bank Negara Malaysia, Scripless Securities Trading and Safekeeping System

Mauritius	Central Depository & Settlement Co. Ltd.

Mexico	S.D. INDEVAL (Instituto para el Dep6sito de Valores)

Morocco	Maroclear

The Netherlands	Nederlands Centraal Instituut voor Giraal Effectenverkeer B.V. (NECIGEF)

New Zealand	New Zealand Central Securities Depository Limited

Norway	Verdipapirsentralen (the Norwegian Central Registry of Securities)

* Mandatory depositories include entities for which use is mandatory as a matter of law or effectively mandatory as a matter of market practice

10/25/99	4

SCHEDULE B

STATE STREET
GLOBAL CUSTODY NETWORK
MANDATORY* DEPOSITORIES

Country	Mandatory Depositories

Oman	Muscat Securities Market Depository & Securities Registration Company

Pakistan	Central Depository Company of Pakistan Limited State Bank of Pakistan

Palestine	The Palestine Stock Exchange

Peru	Caja de Valores y Liquidaciones CAVALI ICLV S.A.

Philippines	Philippines Central Depository, Inc. Registry of Scripless Securities (ROSS) of the Bureau of Treasury

Poland	National Depository of Securities (Krajowy Depozyt Papierow Wartosciowych SA) Central Treasury Bills Registrar

Portugal	Central de Valores Mobiliarios

Qatar	Doha Securities Market

Romania	National Securities Clearing, Settlement and Depository Company Bucharest Stock Exchange Registry Division National Bank of Romania

Singapore	Central Depository (Pte) Limited Monetary Authority of Singapore

* Mandatory depositories include entities for which use is mandatory as a matter of law or effectively mandatory as a matter of market practice

10/25/99	5

SCHEDULE B

STATE STREET
GLOBAL CUSTODY NETWORK
MANDATORY* DEPOSITORIES

Country	Mandatory Depositories

Slovak Republic	Stredisko cennych papierov SR Bratislava, a.s. National Bank of Slovakia

Slovenia	Klirinsko Depotna Druzba d.d.

South Africa	The Central Depository Limited Strate Ltd.

Spain	Servicio de Compensaci6n y Liquidacion de Valores, S.A. Banco de Espana, Central de Anotaciones en Cuenta

Sri Lanka	Central Depository System (Pvt) Limited

Sweden	Vardepapperscentralen VPC AB (the Swedish Central Securities Depository)

Switzerland	SIS - Segalntersettle

Taiwan - R.0.C.	Taiwan Securities Central Depository Co., Ltd.

Thailand	Thailand Securities Depository Company Limited

Tunisia	Societe Tunisienne Interprofessionelle pour la Compensation et de Depots de Valeurs Mobilieres

* Mandatory depositories include entities for which use is mandatory as a matter of law or effectively mandatory as a matter of market practice

10/25/99	6

SCHEDULE B

STATE STREET
GLOBAL CUSTODY NETWORK
MANDATORY* DEPOSITORIES

Country	Mandatory Depositories

Turkey	Takas ve Saklama Bankasi A.. (TAKASBANK) Central Bank of Turkey

Ukraine	National Bank of Ukraine

United Kingdom	The Bank of England, The Central Gilts Office and The Central Moneymarkets Office

Venezuela	Central Bank of Venezuela

Zambia	LuSE Central Shares Depository Limited Bank of Zambia

* Mandatory depositories include entities for which use is mandatory as a matter of law or effectively mandatory as a matter of market practice

10/25/99	7

SCHEDULE C

Countries/Settlement Systems with Respect to which
Contractual Settlement May be Provided

Australia
Austria
Belgium
Canada
Denmark
Euroclear
Finland
France
Germany
Hong Kong
Italy
Japan
Netherlands
New Zealand
Norway
Portugal
Singapore
Spain
Sweden
Switzerland
United Kingdom

SCHEDULE D

PORTFOLIOS

Name of Portfolio	Effective Date

AMERICAN SELECT CASH RESERVE FUND	December 31, 1999

SCHEDULE E

MARKET INFORMATION

Publication/Type of lnformation	Brief Description
(Frequency)

The Guide to Custody in World Markets (annually)	An overview of safekeeping and settlement practices and procedures in each market in which State Street Bank and Trust Company offers custodial services.

Global Custody Network Review (annually)
Information relating to the operating history and structure of depositories and subcustodians located in the markets in which State Street Bank and Trust Company offers custodial services, including transnational depositories

Global Legal Survey (annually)
With respect to each market in which State Street Bank and Trust Company offers custodial services, opinions relating to whether local law restricts (i) access of a fund's independent public accountants to books and records of a Foreign Sub- Custodian or Foreign Securities System, (ii) the Fund's ability to recover in the event of bankruptcy or insolvency of a Foreign Sub-Custodian or Foreign Securities System, (iii) the Fund's ability to recover in the event of a loss by a Foreign Sub-Custodian or Foreign Securities System, and (iv) the ability of a foreign investor to convert cash and cash equivalents to U.S. dollars.

Subcustodian Agreements (annually)
Copies of the subcustodian contracts State Street Bank and Trust Company has entered into with each subcustodian in the markets in which State Street Bank and Trust Company offers subcustody services to its US mutual fund clients

Network Bulletins (weekly):	Developments of interest to investors in the markets in which State Street Bank and Trust Company offers custodial services.

Foreign Custody Advisories (as necessary):
With respect to markets in which State Street Bank and Trust Company offers custodial services which exhibit special custody risks, developments which may impact State Street's ability to deliver expected levels of service.

DATA ACCESS SERVICES ADDENDUM TO CUSTODIAN AGREEMENT

AGREEMENT between American Select Funds (the "Customer") and State Street Bank and Trust Company ("State Street").

PREAMBLE

WHEREAS, State Street has been appointed as custodian of certain assets of the Customer pursuant to a certain Custodian Agreement (the "Custodian Agreement") dated as of December 31, 1999;

WHEREAS, State Street has developed and utilizes proprietary accounting and other systems, including State Street's proprietary Multicurrency HORIZONR Accounting System,  in its role as custodian of the Customer, and maintains certain Customer-related data ("Customer Data") in databases under the control and ownership of State Street  (the  "Data  Access Services"); and

WHEREAS, State Street makes available to the Customer certain Data Access Services solely for the benefit of the Customer, and intends to provide  additional  services,  consistent with the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, and for other good and valuable consideration, the parties agree as follows:

1.	SYSTEM AND DATA ACCESS SERVICES

a.      System. Subject to the terms and conditions of  this  Agreement,  State Street hereby agrees to provide the Customer with access to State Street's Multicurrency HORIZON® Accounting System and the other information systems (collectively, the "System") as described in Attachment A, on a remote basis for the purpose of obtaining reports, solely on computer hardware, system software and telecommunication links, as listed in Attachment B (the "Designated Configuration") of the Customer, or certain third parties approved by State Street that serve as investment advisors or investment managers (the "Investment Advisor") or independent auditors (the "Independent Auditors") of the Customer and solely with respect to the Customer or on any designated substitute or back-up equipment configuration with State Street's written consent, such consent not to be unreasonably withheld.

b.      Data Access Services. State Street agrees to make available to the Customer the Data Access Services subject to the terms and conditions of this Agreement and data access operating standards and procedures as may be issued by State Street  from time  to time.  The ability of the Customer to originate electronic instructions to State Street on behalf of  the Customer in order to (i) effect the transfer or movement of cash or securities held under custody by State Street or (ii) transmit accounting or other information (such transactions are referred to herein as "Client Originated Electronic Financial Instructions"), and (iii) access data for the purpose of reporting and analysis, shall be deemed to be Data Access Services for purposes of this Agreement.

c.      Additional Services. State Street may from time to time agree  to make available to the Customer additional Systems that are not described in the attachments  to this Agreement. In the absence of any other written agreement concerning such additional systems, the term "System" shall include, and this Agreement shall govern, the Customer's access to and use of any additional System made available by State Street and/or accessed by the Customer.

2.	NO USE OF THIRD PARTY SYSTEMS-LEVEL SOFTWARE

State Street and the Customer acknowledge that in connection with the Data Access Services provided under this Agreement, the Customer will have access, through the Data Access Services, to Customer Data and to functions of State Street's proprietary systems; provided, however that in no event will the Customer have direct access to any third party systems-level software that retrieves data for, stores data from, or otherwise supports the System.

3.	LIMITATION ON SCOPE OF USE

a.      Designated Equipment: Designated Location. The System and the Data Access Services shall be used and accessed solely on and through the Designated Configuration at the offices of the Customer or the Investment Advisor or Independent Auditor  located  in Fort Worth, Texas ("Designated Location").

b.      Designated Configuration; Trained  Personnel.  State Street  shall be  responsible for supplying, installing and maintaining the Designated Configuration  at the  Designated Location. State Street and the Customer agree that each will engage or retain the services  of trained personnel to enable both parties to perform their respective obligations under this Agreement. State Street agrees  to use commercially  reasonable  efforts  to  maintain  the System so that it remains serviceable, provided, however, that State Street does not guarantee or assure uninterrupted remote access use of the System.

c.      Scope of Use. The Customer will use the System and the Data  Access Services only for the processing of securities transactions, the keeping of books of account  for  the Customer and accessing  data for purposes of reporting and analysis.  The Customer  shall  not, and shall cause its employees and agents not to (i) permit any third party to use the System or the Data Access Services, (ii) sell, rent, license or otherwise use the System or the Data Access Services in the operation of a service bureau or for any purpose other than as expressly authorized under this Agreement, (iii) use the System or the Data Access Services for any fund, trust or other investment vehicle without the prior written consent of State Street, (iv) allow access to the System or the Data Access Services through terminals or any other computer or telecommunications facilities located outside the  Designated Locations, (v) allow or cause any information (other than portfolio holdings, valuations of  portfolio holdings, and other information reasonably necessary for the management or distribution of the assets of the Customer) transmitted from State Street's databases, including data from third party sources, available through use of the System or the Data Access Services to be redistributed or retransmitted to another computer, terminal or other device for other  than use for or on behalf of the Customer or (vi) modify the System in any  way, including without limitation, developing any software for or attaching any devices or computer programs to any equipment, system, software or database which forms a part of or is resident on the Designated Configuration.

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d.      Other Locations. Except in the event of an emergency or of a planned System shutdown, the Customer's access to services performed by the System or to Data Access Services at the Designated Location may be transferred to a different location only upon the prior written consent of State Street. In the event of an emergency or System shutdown, the Customer may use any back-up site included in the Designated Configuration or any other back-up site agreed to by State Street, which  agreement  will  not be unreasonably  withheld. The Customer may secure from State Street the right to access the System or the Data Access Services through computer and telecommunications facilities or devices complying with the Designated Configuration at additional locations only upon the prior written consent of State Street and on terms to be mutually agreed upon by the parties.

e.      Title. Title and all ownership and  proprietary  rights to the System, including any enhancements or modifications thereto, whether or not made by State Street, are and shall remain with State Street.

f.       No Modification.  Without the prior written consent of State Street, the Customer shall not modify, enhance or otherwise create derivative works based upon the System, nor shall the Customer reverse engineer, decompile or otherwise attempt to secure the source code for all or any part of the System.

g.      Security Procedures. The Customer shall comply with data access operating standards and procedures and with user identification or other password control requirements and other security procedures as may be issued from time to time by State Street for use of the System on a remote basis and to access the Data Access Services. The Customer shall have access only to the Customer Data and authorized transactions agreed upon from time to time by State Street and, upon notice from State Street, the Customer shall discontinue remote use of the System and access to Data Access Services for any security reasons cited by State Street; provided, that, in such event, State Street shall, for a period not less than 180 days (or such other shorter period specified by the Customer) after such discontinuance, assume responsibility to provide accounting services under the terms of the Custodian Agreement.

h.      Inspections. State Street shall have the  right to inspect the use of the System and the Data Access Services by the Customer and the Investment Advisor to ensure compliance with this Agreement. The on-site inspections shall be upon prior written notice to Customer and the Investment Advisor and at reasonably convenient times and frequencies so as not to result in an unreasonable disruption of the Customer's or the Investment Advisor's business.

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4.	PROPRIETARY INFORMATION

a.      Proprietary Information.  The Customer acknowledges and State Street represents that the System and the databases, computer programs, screen formats, report formats, interactive design techniques, documentation and other information made available to the Customer by State Street as part of the Data Access Services and through the use of the System constitute copyrighted, trade secret, or other proprietary information of substantial value to State Street. Any and all such information provided by State Street to the Customer shall be deemed proprietary and confidential information of State Street (hereinafter "Proprietary Information"). The Customer agrees that it will hold such Proprietary Information in the strictest confidence and secure and protect it in a manner consistent with its own procedures for the protection of its own confidential information and to take appropriate action by instruction or agreement with its employees who are permitted access to the Proprietary Information to satisfy its obligations hereunder.  The Customer further acknowledges that State Street shall not be required to provide the Investment Advisor or the Investment Auditor with access to the System unless it has first received from the Investment Advisor and the Investment Auditor an undertaking with respect to State Street's Proprietary Information in the form of Attachment C and/or Attachment C-1 to this Agreement. The Customer shall use all commercially reasonable efforts to assist State Street in identifying and preventing any unauthorized use, copying or disclosure of the Proprietary Information or any portions thereof or any of the logic, formats or designs contained therein.

b.      Cooperation. Without limitation of the foregoing, the Customer shall advise State Street promptly in the event the Customer learns or has reason to believe that any person to whom the Customer has given access to the Proprietary Information, or any portion thereof, has violated or intends to violate the terms of this Agreement, and the Customer will, at its expense, co-operate with State Street in seeking injunctive or other equitable relief in the name of the Customer or State Street against any such person.

c.      Injunctive Relief. The Customer acknowledges that the disclosure of any Proprietary Information, or of any information which at law or equity ought to remain confidential, will immediately give rise to continuing irreparable injury to State Street inadequately compensable in damages at law. In addition, State Street shall be entitled to obtain immediate injunctive relief against the breach or threatened breach of any of the foregoing undertakings, in addition to any other legal remedies which may be available.

d.      Survival. The provisions of this Section 4 shall survive the termination of this Agreement.

5.	LIMITATION ON LIABILITY

a.      Limitation on Amount and Time for Bringing Action. The Customer agrees any liability of State Street to the Customer or any third party arising out of State Street's provision of Data Access Services or the System under this Agreement shall be limited to the amount paid by the Customer for the preceding 24 months for such services. [n no event shall State Street be liable to the Customer or any other party for any special, indirect, punitive or consequential damages even if advised of the possibility of such damages.  No action, regardless of form, arising out of this Agreement may be brought by the Customer more than two years after the Customer has knowledge that the cause of action has arisen.

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b.      Year 2000. State Street will take all steps necessary to ensure that its products (and those of its third-party suppliers) reflect the available state of the art technology to offer products that are Year 2000 compliant, including, but not limited to, century recognition  of dates, calculations that correctly compute same century and multi century formulas and date values, and interface values that reflect the date issues arising between now and the next one- hundred years.  If  any changes are required, State Street will make the changes  to its products at no cost to Customer and in a commercially reasonable time frame and  will require  third- party suppliers to do likewise.

c.      Limited Warranties. NO OTHER WARRANTIES, WHETHER EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, ARE MADE BY STATE STREET. IN NO EVENT WILL STATE STREET BE LIABLE TO THE CUSTOMER OR ANY OTHER PARTY FOR ANY CONSEQUENTIAL OR INCIDENTAL DAMAGES WHICH MAY ARISE FROM THE CUSTOMER'S ACCESS TO THE SYSTEM OR USE OF INFORMATION OBTAINED THEREBY.

d.      Third-Party Data.  Organizations from which State Street may obtain certain data included in the System or the Data Access Services are solely responsible for the contents of such data, and State Street shall have no liability for claims arising out of the contents of such third-party data, including, but not limited to, the accuracy thereof.

e.      Regulatory Requirements. As between State Street and the Customer, the Customer shall be solely responsible for the accuracy of any accounting statements or reports produced using the Data Access Services and the System and the conformity thereof with any requirements of law.

f.       Force Majeure. Neither party shall be liable for any costs or damages due to delay or nonperformance under this Agreement arising out of any cause or event beyond such party's reasonable control, including without limitation, cessation of services hereunder or any damages resulting therefrom to the other party, or the Customer as a result of work stoppage, power or other mechanical failure, computer virus, natural disaster, governmental action, or communication disruption.

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6.	INDEMNIFICATION

a.      The Customer agrees to indemnify and hold State Street harmless from any loss, damage or expense including reasonable attorney's fees, (a "loss") suffered by State Street arising from (i) the negligence or willful misconduct in the use by the Customer of the Data Access Services or the System, including any loss incurred by State Street resulting from a security breach at the Designated Location or committed by the Customer's employees  or agents or the Investment Advisor or the Independent Auditor and (ii) any loss resulting from incorrect Client Originated Electronic Financial Instructions. State Street shall be entitled to rely on the validity and authenticity of Client Originated Electronic Financial Instructions without undertaking any further inquiry as long as such instruction is undertaken in conformity with security procedures established by State Street from time to time.

7.	FEES

Fees and charges for the use of the System and the Data Access Services and related payment terms shall be as set forth in the Custody Fee Schedule in effect from time to time between the parties (the "Fee Schedule"). Any tariffs, duties or taxes imposed or levied by any government or governmental agency by reason of the transactions contemplated by this Agreement, including, without limitation, federal, state and local taxes, use, value added and personal property taxes (other than income, franchise or similar taxes which  may be imposed or assessed against State Street) shall be borne by the Customer. Any claimed exemption from such tariffs, duties or taxes shall be supported by proper documentary evidence delivered to State Street.

8.	TRAINING, IMPLEMENTATION AND CONVERSION

a.      Training. State Street agrees to provide training, at a designated State Street training facility or at the Designated Location, to the Customer's personnel in connection with the use of the System on the Designated Configuration. The Customer agrees that it will set aside, during regular business hours or at other times agreed upon by both  parties, sufficient time to enable all operators of the System and the Data Access Services, designated by the Customer, to receive the training offered by State Street pursuant to this Agreement.

b.      Installation and Conversion. State Street shall be responsible for the technical installation and conversion ("Installation and Conversion") of the Designated Configuration. The Customer shall have the following responsibilities in connection with Installation and Conversion of the System:

(i)
The Customer shall be solely responsible for the timely acquisition and maintenance of the hardware and software that attach to the Designated Configuration in order to use the Data Access Services at the Designated Location.

(ii)
State Street and the Customer each agree that they will assign qualified personnel to actively participate during the Installation and Conversion phase of the System implementation to enable both parties to perform their respective obligations under this Agreement.

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9.	SUPPORT

During the term of this Agreement, State Street agrees to provide the support services set out in Attachment D to this Agreement.

10.	TERM OF AGREEMENT

a.      Term of Agreement. This Agreement shall become effective on the date of its execution by State Street and shall remain in full force and effect until terminated as herein provided.

b.      Termination of Agreement. Either party may terminate this Agreement (i) for any reason by giving the other party at least one-hundred and eighty days' prior written notice in the case of notice of termination by State Street to the Customer or thirty days' notice in the case of notice from the Customer to State Street of termination; or (ii) immediately for failure of the other party to comply with any material term and condition of the Agreement by giving the other party written notice of termination. In the event the Customer shall cease doing business, shall become subject to proceedings under the bankruptcy laws (other than a petition for reorganization or similar proceeding) or shall be adjudicated bankrupt, this Agreement and the rights granted hereunder shall, at the option of State Street, immediately terminate with notice to the Customer. This Agreement shall in any event terminate as to any Customer within 90 days after the termination of the Custodian Agreement applicable to such Customer.

c.      Termination of the Right to Use. Upon termination of this Agreement for any reason, any right to use the System and access to the Data Access Services shall terminate and the Customer shall immediately cease use of the System and the Data Access Services. Immediately upon termination of this Agreement for any reason, the Customer shall return to State Street all copies of documentation and other Proprietary Information in its possession; provided, however, that in the event that either party terminates this Agreement or the Custodian Agreement for any reason other than the Customer's breach, State Street shall provide the Data Access Services for a period of time and at a price to be agreed upon by the parties.

11.	MISCELLANEOUS

a.      Assignment: Successors. This Agreement and the rights and obligations of the Customer and State Street hereunder shall not be assigned by either party without the prior written consent of the other party, except that State Street may assign this Agreement to a successor of all or a substantial portion of its business, or to a party controlling, controlled by, or under common control with State Street.

b.      Survival. All  provisions regarding indemnification, warranty, liability and limits thereon, and confidentiality and/or protection of proprietary rights and trade secrets shall survive the termination of this Agreement.

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c.      Entire Agreement. This Agreement and the attachments hereto constitute the entire understanding of the parties hereto with respect to the Data Access Services and  the use of the System and supersedes any and all prior or contemporaneous representations or agreements, whether oral or written, between the parties as such may relate to the Data Access Services or the System, and cannot be modified or altered except in a writing duly executed by the parties. This Agreement is not intended to supersede or modify the duties and liabilities of the parties hereto under the Custodian Agreement or any other agreement between the parties hereto except to the extent that any such agreement specifically refers to the Data Access Services or the System. No single waiver or any right hereunder shall be deemed to be a continuing waiver.

d.      Severability.If any provision or provisions of this Agreement shall be held to be invalid, unlawful, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired.

e.      Governing Law. This Agreement shall be interpreted and construed in accordance with the internal laws of The Commonwealth of Massachusetts without regard to the conflict of laws provisions thereof

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IN WITNESS WHEREOF, each of the parties has caused this instrument to be executed in its name and behalf by its duly authorized representative and its seal to be hereunder affixed as of December 31, 1999.

AMERICAN SELECT FUNDS

By:	/s/ William F. Quinn
Its:	President

STATE STREET BANK AND TRUST COMPANY

By:	/s/ Ronald E. Logue
Its:	Vice Chairman

ATTACHMENT A

Multicurrency HORIZON® Accounting System
System Product Description

I.             The Multicurrency HORIZON® Accounting System is designed to provide lot level portfolio and general ledger accounting for SEC and ERISA type requirements and includes the following services: 1) recording of general ledger entries; 2) calculation of daily income and expense; 3) reconciliation of daily activity with the trial balance, and 4) appropriate automated feeding mechanisms to (i) domestic and international settlement systems, (ii) daily, weekly and monthly evaluation services, (iii) portfolio performance and analytic services, (iv) customer's internal computing systems and (v) various State Street provided information services products.

II.            GlobalOuest® GlobalQuest® is designed to provide customer access to the following information maintained on The Multicurrency HORIZON® Accounting System: 1) cash transactions and balances; 2) purchases and sales; 3) income receivables; 4) tax refund receivables; 5) daily priced positions; 6) open trades; 7) settlement status; 8) foreign exchange transactions; 9) trade history; and 10) daily, weekly and monthly evaluation services.

6)            INSIGHT is designed to provide customer access to the following information maintained on The Multicurrency HORIZON Accounting System: 1) cash transactions and balances; 2) purchases and sales; 3) income receivables; 4) tax refund receivables; 5) daily priced positions; 6) open trades; 7) settlement status; 8) foreign exchange transactions; 9) trade history, and 10) daily, weekly and monthly evaluation services.

ATTACHMENT B

Designated Configuration

ATTACHMENT C

Undertaking

The undersigned understands that in the course of its employment as Investment Advisor to American Select Funds (the "Customer") it will have access to State Street Bank and Trust Company's ("State Street") Multicurrency HORIZON Accounting System and other information systems (collectively, the "System").

The undersigned acknowledges that the System and the databases, computer programs, screen formats, report formats, interactive design techniques, documentation, and other information made available to the Undersigned by State Street as part of the Data Access Services provided to the Customer and through  the use of the System constitute copyrighted, trade secret, or other proprietary information of substantial value to State Street. Any and all such information provided by State Street to the Undersigned shall be deemed proprietary and confidential information of State Street (hereinafter "Proprietary Information"). The Undersigned agrees that it will hold such Proprietary Information in confidence and secure and protect it in a manner consistent with its own procedures for the protection of its own confidential information and to take appropriate action by instruction or agreement with its employees who are permitted access to the Proprietary Information to satisfy its obligations hereunder.

The Undersigned will not attempt to intercept data, gain access to data in transmission, or attempt entry into any system or files for which it is not authorized. It will not intentionally adversely affect the integrity of the System through the  introduction of unauthorized code or data, or through unauthorized deletion.

Upon notice by State Street for any reason, any right to use the System and access to the Data Access Services shall terminate and the Undersigned shall immediately cease use of  the System and the Data Access Services. Immediately upon notice by State Street for any reason, the Undersigned shall return to State Street all copies of documentation and other Proprietary Information in its possession.

AMR Investment Services, Inc.

By:	/s/ William F. Quinn

Title:	President

Date:	12/1/99

ATTACHMENT C-1

Undertaking

The undersigned understands that in the course of its employment as Independent Auditor to American Select Funds (the "Customer") it will have access to State Street Bank and Trust Company's ("State Street") Multicurrency HORIZON Accounting System and other information systems (collectively, the "System").

The undersigned acknowledges that the System and the databases, computer programs, screen formats, report formats, interactive design techniques, documentation, and other information made available to the Undersigned by State Street as part of the Data Access Services provided to the Customer and through the use of the System constitute copyrighted, trade secret, or other proprietary information of substantial value to State Street. Any and all such information provided by State Street to the Undersigned shall be deemed proprietary and confidential information of State Street (hereinafter "Proprietary Information"). The Undersigned agrees that it will hold such Proprietary Information in confidence and secure and protect it in a manner consistent with its own procedures for the protection  of its own confidential information and to take appropriate action by instruction or agreement with its employees who are permitted access to the Proprietary Information to satisfy its obligations hereunder.

The Undersigned will not attempt to intercept data, gain access  to data  in transmission, or attempt entry into any system or files for which it is not authorized. It will not intentionally adversely affect the integrity of the System through the introduction of unauthorized code or data, or through unauthorized deletion.

Upon notice by State Street for any reason, any right to use the System and access to the Data Access Services shall terminate and the Undersigned shall immediately cease use of the System and the Data Access Services. Immediately upon notice by State Street for any reason, the Undersigned shall return to State Street all copies of documentation and other Proprietary Information in its possession.

Independent Auditor

By:

Title:

Date:

ATTACHMENT D
Support

During the term of this Agreement, State Street agrees to provide the following on- going support services:

a.      Telephone Support. The Customer Designated Persons may contact State Street's HORIZON® Help Desk and Customer Assistance Center between the hours of 8 a.m. and 6 p.m. (Eastern time) on all business days for the purpose of obtaining answers to questions about the use of the System, or to report apparent problems with the System. From time to time, the Customer shall provide to State Street a list of persons, not to exceed five in number, who shall be permitted to contact State Street for assistance (such persons being referred to as "the Customer Designated Persons").

b.      Technical Support. State Street will provide technical support to assist the Customer in using the System and the Data Access Services. The total amount of technical support provided by State Street shall not exceed 10 resource days per year. State Street shall provide such additional technical support as is expressly set forth in the fee schedule in effect from time to time between the parties  (the "Fee Schedule"). Technical  support, including during installation and testing, is subject to the fees and other terms set forth in the Fee Schedule.

c.      Maintenance Support. State Street shall use commercially reasonable efforts  to correct system functions that do not work according to the System Product Description as set forth on Attachment A in priority order in the next scheduled delivery release or otherwise as soon as is practicable.

d.      System Enhancements. State Street will provide to the Customer any enhancements to the System developed by State Street and made a part of the System; provided that, sixty (60) days prior to installing any such enhancement, State Street shall notify  the Customer and shall offer the Customer reasonable training on the enhancement.  Charges for system enhancements shall be as provided in the Fee Schedule. State Street retains the right to charge for related systems or products that may be developed and separately made available for use other than through the System.

e.      Custom Modifications. In the event the Customer desires custom modifications in connection with its use of the System, the Customer shall make a written request to State Street providing specifications for the desired modification. Any custom modifications may be undertaken by State Street in its sole discretion in accordance with the Fee Schedule.

f.       Limitation on Support. State Street shall have no obligation to support the Customer's use of the System: (1) for use on any computer equipment or telecommunication facilities which does not conform to the Designated Configuration or (ii) in the event the Customer has modified the System in breach of this Agreement.

FUNDS TRANSFER SCHEDULE A

Name of Management Company:     AMR Investments Services

Fund Name(s):	AMR Investments Services Trust
American Advantage Funds
American Advantage Mileage Funds
AMR Investments Enhanced Yield Business Trust
AMR Investments Strategic Cash Business Trust
American Select Funds

Authorized Fund Officer:	/s/ William F. Quinn

Date:	12/31/99